UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a Party other than the Registrant   ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (As Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

NRX PHARMACEUTICALS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NRx Pharmaceuticals, Inc.

1201 Orange Street, Suite 600

Wilmington, DE 19801

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 8, 2024

September 5, 2024

Dear Stockholder,

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of NRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”) to be held on October 8, 2024, at 11:00 a.m., Eastern Time, in virtual-only format at https://www.cstproxy.com/nrxpharma/2024.

The attached Notice of Annual Meeting of Stockholders and the accompanying proxy statement (the “Proxy Statement”) describe the business we will conduct at the Annual Meeting and provide information about us that you should consider when you vote your shares.

At the Annual Meeting, we will ask stockholders to:

(1)

elect Patrick J. Flynn and Jonathan Javitt, M.D., M.P.H. as Class III members of the Company’s Board of Directors (the “Board”), to serve until the 2027 annual meeting of stockholders or until the appointment, election, and qualification of their successors;

(2)

approve the issuance of shares of our common stock, par value $0.001 per share (“Common Stock”), to certain institutional investors (the “Investors”) in accordance with Nasdaq Listing Rule 5635(d) upon conversion or redemption of a secured convertible promissory note (the “Note”) and warrants (the “Warrants”) pursuant to a Securities Purchase Agreement, dated August 12, 2024 (the “Purchase Agreement”) by and between the Company and the Investors (the “Share Issuance Proposal” or, “Proposal 2”);

(3)

authorize our Board of Directors to, in the event that the closing price per share of the Company’s Common Stock on the principal market on the trading day is less than $1.00 for twenty (20) trading days over a consecutive thirty (30) trading days period, without any further action or vote necessary by the Company’s stockholders, approve an amendment to Company’s Second Amended and Restated Certificate of Incorporation to implement a reverse stock split of our issued and outstanding shares of Common Stock at a specific ratio, ranging from one-for-two (1:2) to one-for-five (1:5), such ratio to be determined in the Board of Director’s discretion, within one year from October 8, 2024;

(4)	ratify the selection of Salberg & Company, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2024; and

(5)	transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors unanimously recommends a vote of “For” the matters considered at the Annual Meeting.

We hope you will be able to attend the Annual Meeting. When you have finished reading the Proxy Statement, you are urged to vote in accordance with the instructions set forth in the Proxy Statement. You may change or revoke your proxy at any time before it is voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail to ensure that your shares will be represented and voted at the Annual Meeting and the presence of a quorum.

Thank you for your ongoing support. We look forward to seeing you at our Annual Meeting.

Sincerely,

/s/ Jonathan Javitt

Jonathan Javitt, Chairman of the Board of Directors

NRx Pharmaceuticals, Inc.

1201 Orange Street, Suite 600

Wilmington, DE 19801

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

ANNUAL MEETING DATE: OCTOBER 8, 2024

To the Stockholders:

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of NRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on October 8, 2024, at 11:00 a.m., Eastern Time, in virtual-only format at https://www.cstproxy.com/nrxpharma/2024 for the following purposes:

(1)

to elect Patrick J. Flynn and Jonathan Javitt, M.D., M.P.H. as Class III members of the Company’s Board of Directors (the “Board”), to serve until the 2027 annual meeting of stockholders or until the appointment, election, and qualification of their successors;

(2)

to approve the issuance of shares of our common stock, par value $0.001 per share (“Common Stock”), to certain institutional investors (the “Investors”) in accordance with Nasdaq Listing Rule 5635(d) upon conversion or redemption of a secured convertible promissory note (the “Note”) and warrants (the “Warrants”) pursuant to a Securities Purchase Agreement, dated August 12, 2024 (the “Purchase Agreement”) by and between the Company and the Investors (the “Share Issuance Proposal” or, “Proposal 2”);

(3)

authorize our Board of Directors to, in the event that the closing price per share of the Company’s Common Stock on the principal market on the trading day is less than $1.00 for twenty (20) trading days over a consecutive thirty (30) trading days period, without any further action or vote necessary by the Company’s stockholders, approve an amendment to Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to implement a reverse stock split of our issued and outstanding shares of Common Stock at a specific ratio, ranging from one-for-two (1:2) to one-for-five (1:5), such ratio to be determined in the Board of Director’s discretion, within one year from October 8, 2024 (the “Potential Reverse Split”) (“Proposal 3”); and

(4)	to ratify the selection of Salberg & Company, P.A. as the Company’s independent auditors for the fiscal year ending December 31, 2024; and

(5)	to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The foregoing items are more fully described in the accompanying Proxy Statement, which forms a part of this Notice of Annual Meeting of Stockholders. As of the date of the Proxy Statement, we do not know of any other matters to be raised at the Annual Meeting other than those described in the Proxy Statement.

The Annual Meeting will be conducted in a virtual-only format. The Board believes that a virtual meeting will enable increased stockholder accessibility while allowing for meeting efficiency and reduced costs. You will be able to attend the Annual Meeting virtually, vote your shares, and submit your questions during the meeting by visiting https://www.cstproxy.com/nrxpharma/2024. Details regarding how to attend the Annual Meeting online are more fully described in the accompanying Proxy Statement.

Stockholders entitled to notice of and to vote at the Annual Meeting shall be determined as of the close of business on August 21, 2024, the record date fixed by our Board for such purpose. A list of stockholders of record will be available at the Annual Meeting and during the ten days prior to the Annual Meeting at the office of the Secretary at the above address. All stockholders are cordially invited to attend the Annual Meeting. You may change or revoke your proxy at any time before it is voted at the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail to ensure that your shares will be represented and voted at the Annual Meeting and the presence of a quorum.

Thank you for your continued support of NRx Pharmaceuticals, Inc. We look forward to seeing you at the Annual Meeting.

By Order of the Board,

 /s/ Jonathan Javitt

Jonathan Javitt, Chairman of the

Board of Directors,

Wilmington, Delaware

September 5, 2024

NRx Pharmaceuticals, Inc.

1201 Orange Street, Suite 600

Wilmington, DE 19801

(484) 254-6134

September 5, 2024

PROXY STATEMENT

This proxy statement (the “Proxy Statement”), the attached Notice of Annual Meeting of Stockholders (the “Notice”) and the enclosed proxy card are being mailed to stockholders of record on or about August 21, 2024 and are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of NRx Pharmaceuticals, Inc. (the “Company,” “we,” or “us”) for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on October 8, 2024, at 11:00 a.m., Eastern Time, in virtual-only format at https://www.cstproxy.com/nrxpharma/2024, and at any adjournments or postponements thereof. Although not part of this Proxy Statement, we are also sending along with this Proxy Statement, our Annual Report on Form 10-K, which includes our financial statements and related notes thereto for the fiscal year ended December 31, 2023 (as amended on Form 10-K/A, the “2023 Annual Report”).

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON OCTOBER 11, 2024.

This Proxy Statement and our 2023 Annual Report are available for viewing, printing and downloading at www.nrxpharma.com.

Additionally, you can find a copy of our 2023 Annual Report on the website of the Securities and Exchange Commission (the “SEC”) at https://www.sec.gov, or in the “Financial Information” section of the “Investor Relations” section of our website at https://www.nrxpharma.com. You may also obtain a printed copy of our 2023 Annual Report, free of charge, from us by sending a written request to: Attention: Secretary, NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, DE 19801. Exhibits to the 2023 Annual Report will be provided upon written request and payment of an appropriate processing fee.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is a person you appoint to vote on your behalf. By using the methods discussed below, you will be appointing Jonathan Javitt as your proxy. The proxy will vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Annual Meeting, please vote by proxy so that your shares may be voted.

What is a proxy statement?

A proxy statement is a document that regulations of the SEC require that we give to you when we ask you to sign a proxy card to vote your shares at the Annual Meeting.

What am I voting on?

At the Annual Meeting, you will be asked to act upon the matters outlined in the Notice, which include the following:

(1)

the election of Patrick J. Flynn and Jonathan Javitt, M.D., M.P.H. as Class III members of our Board, to serve until the 2027 annual meeting of stockholders or until the appointment, election, and qualification of their successors (“Proposal 1”);

(2)

the approval of the issuance of shares of our Common Stock to certain institutional investors (the “Investors”) in accordance with Nasdaq Listing Rule 5635(d) upon conversion or redemption of a secured convertible promissory note (the “Note”) and warrants (the “Warrants”) pursuant to a Securities Purchase Agreement, dated August 12, 2024 (the “Purchase Agreement”) by and between the Company and the Investors (“Proposal 2”);

(3)

authorize our Board of Directors to, in the event that the closing price per share of the Company’s Common Stock on the principal market on the trading day is less than $1.00 for twenty (20) trading days over a consecutive thirty (30) trading days period, without any further action or vote necessary by the Company’s stockholders, approve an amendment to Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to implement a reverse stock split of our issued and outstanding shares of Common Stock at a specific ratio, ranging from one-for-two (1:2) to one-for-five (1:5), such ratio to be determined in the Board of Director’s discretion, within one year from October 8, 2024 (the “Potential Reverse Split”) (“Proposal 3”);

(4)	the ratification the selection of Salberg & Company, P.A. as our independent auditors for the fiscal year ending December 31, 2024 (“Proposal 4”); and

(5)	the transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

What happens if additional matters are presented at the Annual Meeting?

The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named as proxies in the proxy.

Who is entitled to vote at the Annual Meeting, and how many votes do they have?

Only common stockholders of record as of the close of business on August 21, 2024 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, 10,749,518 shares of our Common Stock were issued and outstanding. Each share of Common Stock outstanding as of the Record Date will be entitled to one vote, and stockholders may vote such shares by voting online at the Annual Meeting or by proxy.

How can I access the virtual Annual Meeting?

We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the meeting virtually, vote your shares electronically and submit questions during the meeting by visiting https://www.cstproxy.com/nrxpharma/2024. We will try to answer as many stockholder-submitted questions as time permits that comply with the meeting rules of conduct. However, we reserve the right to edit inappropriate language or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Instructions on how to participate in and attend the Annual Meeting virtually via the Internet, including instructions on how to demonstrate proof of ownership, will be posted at https://www.cstproxy.com/nrxpharma/2024.

What constitutes a quorum?

The holders of not less than one-third (1/3) of our Common Stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum is necessary in order to conduct the Annual Meeting. If you choose to have your shares represented by proxy at the Annual Meeting, you will be considered part of the quorum. Abstentions, withheld votes and “broker non-votes,” if any, will be included in the calculation of the number of shares considered to be present at the Annual Meeting to determine whether a quorum has been established.

Regardless of whether a quorum is present at the Annual Meeting, the vote of a majority of the shares entitled to vote at the Annual Meeting, represented in person virtually or by proxy, may adjourn the Annual Meeting to a later date or dates, without notice other than announcement at the Annual Meeting. If an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned Annual Meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the Annual Meeting.

How do I vote?

The proxy is solicited by the Board and is revocable by you any time before it is voted. Execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote online at the Annual Meeting, although the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. Any stockholder delivering a proxy has the right to revoke it by either (1) filing a written revocation with our Secretary at NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, DE 19801, (2) submitting a new proxy by telephone, Internet, or proxy card after the date of the previously submitted proxy, or (3) voting online at the Annual Meeting and voting by ballot. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or withheld with respect to Proposal 1, and voted for, against, or abstain with respect to Proposals 2, 3 and 4. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our transfer agent, Continental Stock Transfer & Trust Company (“Continental”), or you have stock certificates registered in your name, you may vote:

●

By mail.   Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

●	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

●	During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at https://www.cstproxy.com/nrxpharma/2024.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on October 7, 2024.

What if I change my mind after I return my proxy card?

Any stockholder delivering a proxy has the right to revoke it by either (1) filing a written revocation with our Secretary at NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, DE 19801, (2) submitting a new proxy by telephone, Internet, or proxy card after the date of the previously submitted proxy, or (3) voting online at the Annual Meeting and voting by ballot. Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental, our transfer agent, you are considered the stockholder of record with respect to those shares. The Notice has been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” A notice or Proxy Statement and voting instruction card have been forwarded to you by your nominee. As the beneficial owner of your shares, you must provide the bank, broker, or other holder of record with instructions on how to vote your shares, and can do so as follows:

●	By mail. Follow the instructions you receive from your broker or other nominee explaining how to vote your shares.

●	By Internet or by telephone. Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.

●	During the Annual Meeting. Instructions on how to vote while participating in the Annual Meeting live via the Internet are posted at https://www.cstproxy.com/nrxpharma/2024.

What is a broker non-vote?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter, or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. The ratification of independent registered public accountants, for example, is a “routine proposal.”  Brokers and other nominees may not vote on “non-routine” proposals, such as the election of directors, the Share Issuance Proposal, and the Potential Reverse Split.  Therefore, if you hold your shares in street name and you do not instruct your bank, broker or other nominee how to vote on Proposal 1, Proposal 2, or Proposal 3, no votes will be cast on such proposals on your behalf. If you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for any proposal.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called “routine” matters where your broker has discretionary voting authority over your shares. Subject to the rules applicable to broker nominees concerning transmission of proxy materials to beneficial owners, only the ratification of independent registered public accountants is considered a “routine matter.” Accordingly, except for Proposal 4, brokers will not have such discretionary authority to vote your unvoted shares on any proposal at the Annual Meeting without receiving instructions from you. If you hold your shares in street name, it is critical that you cast your vote if you want your vote to be counted for Proposal 1, Proposal 2, and Proposal 3.

How are abstentions and broker non-votes treated for purposes of the Annual Meeting?

The holders of not less than one-third (1/3) of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker “non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received voting instructions from the beneficial owner. An automated system administered by our transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately.

All properly executed proxies returned in time to be cast at the Annual Meeting will be voted. If your shares are registered in your name, they will not be counted if you do not vote as described above. If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares, the bank, broker or other holder of record will not have the authority to vote your unvoted shares on any proposal described in this Proxy Statement if it does not receive instructions from you. Accordingly, we encourage you to provide voting instructions. This ensures your shares will be voted at the Annual Meeting in the manner you desire.

What vote is required to approve each proposal?

The following sets forth the vote required to approve the proposals and how votes are counted:

Proposal 1: Election of Class III Directors

The affirmative vote of a plurality of the votes cast is required to elect Patrick J. Flynn and Jonathan Javitt, M.D., M.P.H., the director nominees, as Class III members of our Board for a term ending at the 2027 annual meeting of stockholders or the appointment, election, and qualification of their successors. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for Proposal 1. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. You may also choose to withhold your vote.

Proposal 2: Share Issuance Proposal

The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on this proposal is required for the approval of the Share Issuance Proposal. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this Proposal 2. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote. You may also choose to withhold your vote.

Proposal 3: Authorization of the Board of Directors to Implement a Reverse Stock Split	The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on this proposal is required to authorize our Board of Directors to, in the event that the closing price per share of the Company’s Common Stock on the principal market on the trading day is less than $1.00 for twenty (20) trading days over a consecutive thirty (30) trading days period, without any further action or vote necessary by the Company’s stockholders, approve an amendment to Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to implement a reverse stock split of our issued and outstanding shares of Common Stock at a specific ratio, ranging from one-for-two (1:2) to one-for-five (1:5), such ratio to be determined in the Board of Director’s discretion, within one year from October 8, 2024 (the “Potential Reverse Split”) (“Proposal 3”);

Proposal 4: Ratification of Selection of Independent Registered Public Accounting Firm

The affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on this proposal is required to ratify the selection of our independent registered public accounting firm. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for Proposal 4. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of Salberg & Company, P.A. as our independent registered public accounting firm for the year ending December 31, 2024, the audit committee of our Board will reconsider its selection.

If you hold your shares in street name, it is critical that you cast your vote for Proposal 1, Proposal 2, and Proposal 3. Your bank, broker, or other holder of record only has discretionary authority to vote any uninstructed shares on Proposal 4.

What happens if a director nominee is unable to stand for election?

Our Board of Directors may select a substitute nominee. If you have completed, signed and returned your proxy card, the proxy can vote your shares for the substitute nominee.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed to third parties except as may be necessary to meet legal requirements.

Who is being nominated for director?

The Class III director candidates nominated for election at the Annual Meeting are Patrick J. Flynn and Jonathan Javitt, M.D., M.P.H.

Who is our independent registered public accounting firm and will they be represented at the Annual Meeting?

Salberg & Company, P.A. served as our independent registered public accounting firm auditing and reporting on our financial statements for the year ended December 31, 2023, and is expected to serve as our independent registered public accounting firm auditing and reporting on our financial statements for the year ended December 31, 2024. We do not expect that representatives of Salberg & Company, P.A. will be present at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days following the date of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amendment to the initial Form 8-K to disclose the final voting results within four business days after such final voting results are known.

Do I have any dissenters’ or appraisal rights or cumulative voting rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights or cumulative voting rights with respect to the matter to be voted on at the Annual Meeting.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

Our Board is making this solicitation of proxies for the Annual Meeting. We will bear all costs of such solicitation, including the cost of preparing and distributing this Proxy Statement and the enclosed form of proxy, and the cost of hosting the virtual Annual Meeting. After the initial distribution of this Proxy Statement, proxies may be solicited by mail, telephone, or personally by our directors, officers, employees or agents. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting materials to beneficial owners of shares held by them for the accounts of beneficial owners, and we will pay their reasonable out-of-pocket expenses.

We have engaged Continental, our transfer agent, to host the virtual Annual Meeting and manage the production and distribution of this Proxy Statement. We expect to pay Continental approximately $20,000 for their services.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one copy of the proxy materials to that address unless we receive instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive separate proxy materials in the future, he or she may contact us by sending a request to our Secretary at NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, Delaware 19801. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other intermediary can request householding by contacting the intermediary or by contacting us at the above address or phone number.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to the address or phone number set forth above.

May I access and receive proxy materials electronically?

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by visiting https://www.cstproxy.com/nrxpharma/2024, accessing your account information and following the instructions provided.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have further questions, or need additional materials, please feel free to contact our Secretary at NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, Delaware 19801.

CORPORATE GOVERNANCE

Our Board manages or directs the business and affairs of the Company, as provided by the Delaware General Corporation Law (the “DGCL”) and conducts its business through meetings of the Board and three standing committees: the audit committee (the “Audit Committee”), the compensation committee (the “Compensation Committee”) and the nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”).

Our Board evaluates our corporate governance policies on an ongoing basis with a view towards maintaining the best corporate governance practices in the context of our current business environment and aligning our governance practices closely with the interest of our stockholders. Our Board and management value the perspective of our stockholders and encourage stockholders to communicate with the Board as described under the heading “Communications with the Board” below.

Classified Board of Directors

In accordance with our Second Amended and Restated Certificate of Incorporation (the “Charter”) and our Second Amended and Restated Bylaws (the “Bylaws”), our Board is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire are elected to serve from the time of election and qualification until the third annual meeting of stockholders following election. Our directors are divided among the three classes as follows:

●	the Class I director is Chaim Hurvitz, and his term expires at our 2025 annual meeting of stockholders;

●	the Class II directors are Janet Rehnquist and Dennis McBride, Ph.D., and their terms will expire at the 2026 annual meeting of stockholders; and

●	the Class III directors are Stephen H. Willard, Patrick J. Flynn and Jonathan Javitt, M.D., M.P.H., and their terms will expire at the Annual Meeting.

Our Certificate of Incorporation provides that the authorized number of directors may be changed only by resolution of the Board. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of the Company. Subject to the special rights of the holders of one or more outstanding series of preferred stock to elect directors, our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of our outstanding voting stock entitled to vote in the election of directors.

Director Independence

Our Board has determined that Messrs. Flynn, Hurvitz, McBride and Ms. Rehnquist are “independent directors” as defined in the Nasdaq Stock Market (“Nasdaq”) listing standards and applicable SEC rules.

Committees of the Board of Directors

Our Board directs the management of our business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and standing committees. Our Board has established the following three standing committees: Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. Our Board has adopted written charters for each of these committees, copies of which are available under the Corporate Governance section of our corporate website at www.nrxpharma.com. The information contained in, or accessible through, our website does not constitute a part of this Proxy Statement. We have included our website address in this Proxy Statement solely as an inactive textual reference.

The chart below reflects the standing committees of our Board and the composition of each committee as of the date of this Proxy Statement:

Committees
Director Name	Audit	Compensation	Nominating and Governance
Stephen H. Willard
Jonathan Javitt, M.D., M.P.H.
Patrick J. Flynn	CC	CC	X
Chaim Hurvitz	X	X	X
Dennis McBride Ph.D.	X	X	X
Janet Rehnquist	X	X	CC

CC – Committee Chair
X – Member

Audit Committee

Our Audit Committee consists of Messrs. Flynn, Hurvitz, and McBride, and Ms. Rehnquist, with Mr. Flynn serving as chair. Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Nasdaq rules require that our Audit Committee be composed entirely of independent members. Our Board has affirmatively determined that Messrs. Flynn, Hurvitz, and McBride, and Ms. Rehnquist each meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the Nasdaq rules. Each member of our Audit Committee also meets the financial literacy requirements of Nasdaq listing standards. In addition, our Board has determined that each of Messrs. Flynn, Hurvitz, and McBride, and Ms. Rehnquist qualifies as an “Audit Committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met four times during the year ended December 31, 2023. Our Board has adopted a written charter for the Audit Committee. The complete text of the Audit Committee’s current charter is available on our website at www.nrxpharma.com.

Pursuant to its charter, the Audit Committee is primarily responsible for, among other things:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm their independence from management;

●	reviewing, with our independent registered public accounting firm, the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the quarterly and annual financial statements that we file with the SEC;

●	overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related person transactions; and

●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

Compensation Committee

Our Compensation Committee consists of Messrs. Flynn, Hurvitz, and McBride, and Ms. Rehnquist, with Mr. Flynn serving as chair. Our Board has affirmatively determined that Messrs. Flynn and Hurvitz, and Ms. Rehnquist each meet the definition of “independent director” for purposes of serving on the Compensation Committee under the Nasdaq rules, including the heightened independence standards for members of a Compensation Committee, and are “non-employee directors” as defined in Rule 16b-3 of the Exchange Act. The Compensation Committee did not meet during the year ended December 31, 2023. Our Board has adopted a written charter for the Compensation Committee. The complete text of the Compensation Committee’s current charter is available on our website at www.nrxpharma.com.

Pursuant to its charter, the Compensation Committee is primarily responsible for, among other things:

●

reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by our Board, in conjunction with a majority of the independent members of the Board) the compensation of our Chief Executive Officer;

●	overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

●	reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies and programs;

●	reviewing and approving all employment agreement and severance arrangements for our executive officers;

●	making recommendations to our Board regarding the compensation of our directors; and

●	retaining and overseeing any compensation consultants.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Mr. Hurvitz and Ms. Rehnquist, with Ms. Rehnquist serving as chair. Our Board has affirmatively determined that Mr. Hurvitz and Ms. Rehnquist each meet the definition of “independent director” under the Nasdaq rules. The Nominating and Corporate Governance Committee met once during the year ended December 31, 2023. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee. The complete text of the Nominating and Corporate Governance Committee’s current charter is available on our website at www.nrxpharma.com.

Pursuant to its charter, the Nominating and Corporate Governance Committee is primarily responsible for, among other things:

●	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

●	overseeing succession planning for our Chief Executive Officer and other executive officers;

●	periodically reviewing our Board’s leadership structure and recommending any proposed changes to our Board;

●	overseeing an annual evaluation of the effectiveness of our Board and its committees; and

●	developing and recommending to our Board a set of corporate governance guidelines.

Risk Oversight

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our Board believes its administration of its risk oversight function has not negatively affected our Board’s leadership structure.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serve as a member of the Board or Compensation Committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Business Conduct and Ethics

We adopted a written code of business conduct and ethics, our Business Code of Conduct and Anti-Corruption Policy (the “Code of Conduct”), that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The complete text of the Code of Conduct is available on our website at www.nrxpharma.com. In addition, we intend to post on our website all disclosures that are required by law or the Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Conduct.

Director Attendance at Meetings

The Company encourages and expects all of its directors to attend the meetings of the Board. During the fiscal year ended December 31, 2023, the Board met eight times. Each member of our Board attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he or she was a director), and (ii) the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Board Leadership Structure

The Company does not have a formal policy regarding whether to separate the Chairman and Principal Executive Officer positions. Our Board believes that the decision to combine or separate the Chairman and Principal Executive Officer positions depends on the facts and circumstances facing the Company at a given time and could change over time. Currently, Mr. Willard serves as our current Chief Executive Officer and Principal Executive Officer (the “PEO”) of the Company. The current acting Chairman of our Board is Dr. Javitt.

As the Company evolves, the Board will regularly evaluate the Board leadership structure to ensure it continues to meet the needs of the Company, and to ensure that it provides strong, independent oversight for our stockholders. In particular, as part of this evaluation, the Board will take under consideration the outcomes of the Board and committee self-evaluation process as well as other factors, including the current state of the Company’s strategy and operations, recent performance, market and industry factors and peer company practices.

Policies Governing Director Nominations

Securityholder Recommendations

Our Bylaws provide that nominations of any person for election to the Board at an annual meeting may be made at such meeting by a stockholder present in person virtually (A) who was a record owner of shares of the Company both at the time of giving the notice provided for in the Bylaws and at the time of the Annual Meeting, (B) is entitled to vote at the Annual Meeting, and (C) has complied with the Bylaws as to such notice and nomination.

All stockholder recommendations for director candidates must be submitted to our Secretary at NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, Delaware 19801, who will forward all recommendations to the Nominating and Corporate Governance Committee. All stockholder recommendations for director candidates for the Annual Meeting must be submitted to our Secretary on or before August 23, 2024, and must include the following information:

●	the name and address of the stockholder (including, if applicable, the name and address that appear on the Company’s books and records);

●	the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned by the stockholder;

●

the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” that constitutes a “call equivalent position” and that is, directly or indirectly, held or maintained by such Proposing Person with respect to any shares of any class or series of shares of the Company;

●	the name and address of the proposed director candidate (including, if applicable, the name and address that appear on the Company’s books and records);

●	the class or series and number of shares of the Company that are, directly or indirectly, owned of record or beneficially owned by the proposed director candidate, if applicable;

●

all information relating to such proposed director candidate that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected);

●

a description of any direct or indirect material interest in any material contract or agreement between or among the stockholder, on the one hand, and each proposed director candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand; and

●	a completed and signed questionnaire, representation and agreement, as specified in the Bylaws.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of the Company’s Common Stock to file reports of ownership and changes of ownership of such securities with the SEC.

Based solely on a review of the reports received by the SEC, the Company believes that, during the fiscal year ended December 31, 2023, the Company’s officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a), except as set forth below:

Name	Number of Late Reports	Number of Late Transactions
Chaim Hurvitz	1	1
Aaron Gorovitz	1	1

Communications with the Board

If you wish to communicate with any of our directors or the Board as a group, you may do so by writing to them at Name(s) of Director(s)/Board of Directors of NRx, Pharmaceuticals, Inc., c/o Secretary, NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, Delaware 19801.

We recommend that all correspondence be sent via certified U.S. Mail, return receipt requested. All correspondence received by the Secretary will be forwarded by the Secretary promptly to the addressee(s).

DIRECTORS AND EXECUTIVE OFFICERS

We have two (2) Class III directors with terms expiring at the Annual Meeting: Patrick J. Flynn and Jonathan Javitt, M.D., M.P.H. Stephen H. Willard is not standing for reelection at the Annual Meeting. Our Board has nominated Patrick J. Flynn and Jonathan Javitt, M.D., M.P.H. to serve as Class III members of our Board until the 2027 annual meeting of stockholders or until the appointment, election, and qualification of their successors.

Information Regarding the Directors and Executive Officers

The following table sets forth, as of the date of this Proxy Statement, certain information regarding our current executive officers and directors who are responsible for overseeing the management of our business.

Name	Age	Position

Jonathan Javitt, M.D., M.P.H.	67	Chairman and Chief Scientist
Stephen H. Willard	63	Chief Executive Officer and Director
Riccardo Panicucci	64	Chief Manufacturing and Technology Officer
Matthew Duffy	62	Chief Business Officer
Richard Narido	46	Chief Financial Officer and Treasurer
Patrick J. Flynn	75	Director, Audit Committee Chair
Chaim Hurvitz	64	Director
Dennis McBride	70	Director
Janet Rehnquist	67	Director, Compliance Committee Chair

Executive Officer and Director Biographies

Jonathan Javitt, M.D., M.P.H.  Dr. Javitt, founder of the Company, serves as our Chairman and as Chief Scientist and was re-elected Chairman in December 2023. Dr. Javitt additionally served as the Company’s CEO from May 2021 until March 2022. He was the Co-founder, Chairman, and CEO of NeuroRx, Inc., which merged with the Company in May 2021. He participated in leading drug and medical device development and commercialization projects for Allergan, Alcon, Eyetech, Merck, Novartis, Pfizer, and Pharmacia and has led the Company’s regulatory and clinical development efforts from their inception. He has played leadership roles in seven successful healthcare IT and biopharma start-up companies. He was appointed to healthcare leadership roles under President Ronald Reagan, George H.W. Bush, Clinton and George W. Bush. During the Reagan and Bush ‘41 administrations, he was designated as an Expert Consultant to the Department of Health and Human Services. President Clinton designated him as a Special Government Employee of the White House Executive Office of the President to serve on the 1993 Health Reform Task Force. Under President George W. Bush, he was commissioned to lead the Healthcare Committee of the President’s Information Technology Advisory Committee and to serve as a Special Employee of the Undersecretary of Defense. Dr. Javitt has published more than 200 scientific works in the areas of health outcomes and pharmacoeconomics that have been cited more than 31,000 times. Dr. Javitt holds an A.B. with Honors from Princeton University, an M.D. from Cornell University and a Masters of Public Health from the Harvard Chan School of Public Health which designated him an Alumnus of Merit in. He continues to serve as an adjunct Professor of Ophthalmology at the Johns Hopkins School of Medicine and as a Senior Fellow of the Potomac Institute for Policy Studies.

We re-elected Dr. Javitt to serve as Chairman, based on his substantial practical experience and expertise in drug development and his prior leadership in multiple private and public sector organizations.

Stephen H. Willard, Esq. Mr. Willard serves as our Chief Executive Officer and as a member of the Board since July 2022. He has more than 20 years of experience as the CEO of pharma and biotech companies. From 2012 to March 2021, Mr. Willard served, and since July 2022 has served, as a Director of Nozin, Inc., an infection prevention company and pioneer in nasal decolonization. From November 2013 to March 2021, Mr. Willard served as CEO of Cellphire Inc., (“Cellphire”) a leading company in platelet and cell stabilization, between, during which period he aided in the expansion of Cellphire, managed all aspects of its dynamic growth and oversaw all its operations. Prior to joining Cellphire, from 2000 to 2013, Mr. Willard served in executive roles at Flamel Technologies S.A (FLML), a drug delivery company. From 2000 to 2005, Mr. Willard served as CFO of Flamel and subsequently, from 2006 to 2013, served as CEO of Flamel. From 2000 to 2014, Mr. Willard was also a member of the board of directors for E*TRADE Financial or its bank, a subsidiary of Morgan Stanley, which offers an electronic trading platform to trade financial assets. Mr. Willard has more than 20 years of experience as the CEO of pharma and biotech companies. Since 2018, Mr. Willard has served as a Presidentially-commissioned member of the National Science Board, which governs the National Science Foundation. He received a B.A. from Williams College in 1982 and a J.D. from Yale Law School in 1985, where he edited the Yale Law Journal.

We selected Mr. Willard to serve on our Board not only because he is the Company’s Chief Executive Officer but also due to his substantial practical experience and expertise in senior leadership roles with multiple private and public biotechnology companies, his extensive experience as a practicing securities attorney, his mergers and acquisitions experience, and his connections to the biotechnology community as a member of the National Science Board. As previously announced, at Mr. Willard’s recommendation the Company has instituted a search for a successor Chief Executive Officer who has prior experience in the launch of a drug approved by the United States Food and Drug Administration. Mr. Willard will not be standing for re-election at the Annual Meeting.

Riccardo Panicucci, PhD. Dr. Panicucci has served as our Chief Technology and Manufacturing Officer since January 2021 and has served in this role since March 2018. Dr. Panicucci previously served as VP of Pharmaceutical Development Services at WuXi STA from February 2015 to March 2018, where he provided scientific leadership in formulation development and GMP manufacturing. In that capacity, he developed the original formulation for NRX-101. From 2004 to 2015, Dr. Panicucci served as Global Head of Chemical and Pharmaceutical Profiling (CPP) at Novartis. Dr. Panicucci has also led R&D groups at Vertex Pharmaceuticals, Symbollon Pharmaceuticals, Biogen, and Bausch & Lomb. He earned a Ph.D. in Chemistry from the University of Toronto and did a Post-Doctoral Fellowship at the University of California, Santa Barbara.

Matthew Duffy. Mr. Duffy has forty years’ experience as a pharmaceutical executive and licensed Capital Markets professional. He has extensive drug development-to-market experience, including in CNS, beginning at Pfizer, Inc. in Sales Management and Marketing. He subsequently led drug commercialization activities at Medimmune (Synagis) as head of Marketing and Lev Pharmaceuticals (Cinryze) as head of Commercial Operations. Matt has more than 20 years’ experience as a FINRA-licensed investment banker, buy-side and sell-side equity research analyst and Investor Relations professional. He has served as Managing Director at Roberts Mitani, LLC, at LifeSci Partners, LLC, at Laidlaw LTD (current), and co-founded Black Diamond Research, LLC, a sell-side equity research firm specializing in healthcare/biotechnology. He served on the Board of CorMedix, Inc. (Nasdaq:CRMD) and currently serves on the boards and/or management of Algorithm Sciences, Inc, Lucius Partners, LLC, Voltron Therapeutics, Inc, PD Theranostics, Inc and AerWave Medical, Inc. Matt received his undergraduate degree in Economics from Duke University. He holds Series 7, 63 and 65 securities licenses.

Richard Narido, MS. Mr. Narido has served as our Interim Chief Financial Officer since September 2023. Prior to his appointment as our Interim Chief Financial Officer, Mr. Narido served as the Chief Financial Officer of Lucira Health (“Lucira”) until Pfizer Inc.’s acquisition of Lucira in April 2023. From July 2018 to March 2021, Mr. Narido served in various roles at Assembly Biosciences, Inc., including most recently as Executive Director, Finance, Controllership and Treasury. From June 2014 to June 2018, Mr. Narido served in various roles at Bio-Rad Laboratories, Inc., including as Americas Head of Finance, Global Commercial Operations. Prior to June 2014, Mr. Narido held various finance roles, including Global Head Finance Reporting and Accounting for Novartis Vaccines and Diagnostics and several industry-related positions, including Business Unit Controller for McKesson Corporation. Mr. Narido started his career with PricewaterhouseCoopers’s Financial Audit and Assurance practice. Mr. Narido holds a Bachelor of Science degree from the University of San Francisco and a Master of Science in Business Management and Leadership degree from the Pepperdine Graziadio Business School.

Patrick J. Flynn. Mr. Flynn has served as a member of our Board and Chair of our Audit Committee since May 2021 and previously served on the board of NeuroRx, Inc. Mr. Flynn is an entrepreneur with more than 35 years of senior executive experience. He has provided leadership to numerous successful organizations including start-ups and growth-stage companies and has served in a variety of roles, including Executive Chairman, board member, CEO, COO, CFO and advisor. Additionally, Mr. Flynn currently serves as an advisor to Good Measures where he was previously COO and responsible for the day-to-day operations of the company’s innovative approach to healthcare and nutrition services. Prior to joining Good Measures, Mr. Flynn was the co-founder of Predilytics, Inc. and served as Executive Chairman. Before joining Predilytics, Mr. Flynn contributed his expertise as COO and then as CEO to Health Dialog, where he helped build the business from an early-stage healthcare services organization and led its successful exit to BUPA, a global insurance company. Prior to this role, Flynn was a co-founder of Symmetrix, a management consulting firm specializing in healthcare and financial services. Mr. Flynn began his career with Bank of America where he held several positions over the course of 15 years, including Vice President of World Banking and Vice President of Risk Management. Mr. Flynn earned his B.S. in Finance from the Wharton School at the University of Pennsylvania.

We selected Mr. Flynn to serve on our Board because he brings to the Company over 30 years of audit compliance, entrepreneurship, business, and board experience.

Chaim Hurvitz. Mr. Hurvitz has served as a member of our Board since May 2021. Mr. Hurvitz served as a member of the NeuroRx, Inc., the predecessor to our company, board of directors from May 2015. Mr. Hurvitz has served as the Chief Executive Officer of CH Health, a private venture capital firm, since May 2011. Mr. Hurvitz previously served as a member of the board of directors of Teva Pharmaceuticals Industries Ltd. from October 2010 to July 2014. Previously, he was a member of the senior management of Teva Pharmaceuticals Industries Ltd., serving as the President of Teva International Group from 2002 until 2010, as President and Chief Executive Officer of Teva Pharmaceuticals Europe from 1992 to 1999 and as Vice President — Israeli Pharmaceutical Sales from 1999 until 2002. Mr. Hurvitz is a founding investor and a director of Galmed Pharmaceuticals Ltd. Mr. Hurvitz presently serves as a member of the management of the Manufacturers Association of Israel and head of its pharmaceutical branch. Mr. Hurvitz holds a B.A. from Tel Aviv University.

We selected Mr. Hurvitz to serve as a director because he brings decades of pharmaceutical experience to the Board. In addition, Mr. Hurvitz brings international relationships to the Company that have, and will continue to add value to the execution of the Company’s business plan.

Dennis McBride, Ph.D. Dennis McBride, Ph.D., age 70, serves as a research professor at Virginia Tech since May 2021, and has led numerous national and international initiatives in neuroscience and its interface with information technology, national security, and medical technology/drug development within the federal government, three of which are now multi-billion dollar enterprises. Dr. McBride also served as Director of the Acquisition and Innovation Research Center for the Department of Defense from February 2022 to February 2024, and as Vice President of Strategy and Innovation at Source America from December 2015 - December 2020. Dr. McBride began his career as a medical scientist in Naval Aviation and ergonomics and served in eight nationally prominent laboratories, including the Defense Advanced Research Projects Agency (DARPA), Naval Aerospace Medical Research Lab, Naval Research Lab, the Office of Naval Research, and the Naval Medical Research Institute. Upon retiring as a highly decorated senior officer (O-6), he assumed leadership of the Potomac Institute for Policy Studies, where he continues to serve as President Emeritus. Following his ten-year term, he was recruited back to the National Defense University to lead the Center for Technology and National Security Policy, culminating his government career as a Senior Executive-4 (Civilian equivalent to Rear Admiral/Vice Admiral). Dr. McBride has served as an adviser to Cabinet Secretaries, US Congressional Committees, and to corporate C-Suite executives. His educational background includes formal enrollment at the University of Georgia, Naval Aerospace Medical Institute (flight surgeon school), the University of Southern California, the London School of Economics, and Harvard Business School, earning a Ph.D. in experimental psychology, four master’s degrees, and an additional postdoctoral education in aviation medicine, systems engineering science, and strategic disruption. He has published widely and was elected by faculty in 1999 to full professor. Dr. McBride has served at multiple universities in colleges of Arts & Sciences, Engineering, Public Policy, and Medicine. For the past 12 years, Dr. McBride has served as an adjunct Professor at Georgetown University School of Medicine and co-Director of Georgetown’s Regulatory Science Program.

We selected Mr. McBride to serve as a director because he brings decades of high-level science experience to the Board. In addition, Mr. McBride brings important new relationships to the Company that have, and will continue to add value to the execution of the Company’s business plan.

Janet Rehnquist, Esq. Ms. Rehnquist has served as a member of our Board since December 2023. Ms. Rehnquist is an attorney with more than 25 years of experience in highly regulated industries, particularly healthcare. Ms. Rehnquist founded RehnquistLaw PLLC in 2006, where her primary responsibilities include advising clients on regulatory and compliance matters as well as governmental investigations. Notably, Ms. Rehnquist served as an Assistant United States Attorney for the Eastern District of Virginia and served as the Inspector General at the Department of Health and Human Services from 2001-2003. Additionally, she has served as Counsel to the U.S. Senate Permanent Subcommittee on Investigations. Ms. Rehnquist earned a BA with honors from the University of Virginia (1979) and a JD from the University of Virginia School of Law (1985), where she was an editor of the Journal of Law and Politics.

We selected Ms. Rehnquist to serve as a director because she brings over 25 years of legal, governmental, and regulatory compliance expertise and experience to the Board.

Board Diversity Matrix

Pursuant to Rule 5606(f) of the Nasdaq Listing Rules, set forth below is certain information on each director’s voluntary self-identified characteristics, as of August 21, 2024.

Total Number of Directors	6
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	5
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table and narrative disclosure sets forth information regarding all compensation awarded to, earned by, or paid to our Named Executive Officers, which consist of (a) any persons who served as our principal executive officer during any part of the year ended December 31, 2023; (b) each of our two most highly compensated executive officers other than our principal executive officer who served as executive officers at the end of the year ended December 31, 2023; and (c) up to two additional individuals for whom disclosure would have been provided under clause (b) but for the fact that the person was not serving as an executive officer at the end of the year ended December 31, 2023 (collectively, the “Named Executive Officers”).

Our “Named Executive Officers” for the year ended December 31, 2023 were (i) Stephen H. Willard, our Chief Executive Officer; (ii) Jonathan Javitt, M.D., M.P.H., our Chief Scientist and Chairman; and (iii) Richard Narido, our Chief Financial Officer.

On April 1, 2024, the Company completed a stockholder approved 1-for-10 reverse stock split of the Company’s Common Stock. All references in this Proxy Statement to number of common shares, price per share and weighted average number of shares outstanding have been adjusted to reflect the 1-for-10 reverse stock split on a retroactive basis.

2023 Summary Compensation Table

The following table presents information regarding the total compensation of our Named Executive Officers for the years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)	Total ($)
Stephen Willard(3)	2023	500,000						500,000
Chief Executive Officer	2022	233,871		—	566,000	—	—	799,871

Jonathan Javitt(4)(5)(6)	2023	602,755	(6)	—	—	—	27,443	630,198
Chairman and Chief Scientist	2022	867,446	(7)	—	—	—	6,250	873,696

Richard Narido(8)	2023	255,015		—	—	43,000	—	298,015
Chief Financial Officer	2022	—		—	—	—	—	—

(1)

Amount reflects the grant date fair value of restricted stock granted as an employment inducement award during fiscal year 2023 or fiscal year 2022 as calculated in accordance with ASC Topic 718, See Note 10 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for information regarding the assumptions used in calculating this amount.

(2)

Amount reflects the grant date fair value of stock options granted during fiscal year 2023 or fiscal year 2022 as calculated in accordance with ASC Topic 718,. See Note 10 to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for information regarding the assumptions used in calculating these amounts.

(3)	Mr. Willard was appointed Chief Executive Officer on July 12, 2022.
(4)

For 2023, All Other Compensation reflects reimbursement for legal fees incurred. For 2022, the All Other Compensation column reflects: (i) for Dr. Javitt, $6,250 for his service as Chairman of the Board during the first quarter of 2022.

(5)

Dr. Javitt served as Chief Executive Officer of the Company until his retirement on March 8, 2022, at which time he assumed the role of Chief Scientist and remained as a member of the Board of Directors. Dr. Javitt was appointed as Chairman of the Board on December 19, 2023.

(6)	Amount reported reflects (i) $0 in base salary, and (ii) $602,755 in consulting fees, and (iii) $27,443 in reimbursement for legal expenses.
(7)	Amount reported reflects (i) $51,008 in base salary, and (ii) $816,438 in consulting fees, which included approximately $300,000 in deferred compensation from 2021.
(8)

Mr. Narido was appointed as Interim Chief Financial Officer in September 2023 through a consulting agreement with LifeSci Advisors. Amount reflected above accounts for total payment to LifeSci Advisors inclusive of their mark up.

Narrative to Summary Compensation Table

Base Salaries and Compensation

Our Named Executive Officers receive an annual base salary or annual rate of compensation to compensate them for services rendered. The base salary or annual rate of compensation payable to each Named Executive Officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. For the year ended December 31, 2023: (i) Mr. Willard’s annual base salary was set at $500,000; (ii) Dr. Javitt’s was compensated through an annual consulting agreement that was set at $575,000 and eligible for an annual performance-based bonus with a minimum target of $250,000; and (iii) Mr. Narido’s compensation for 2023 was via a consulting agreement with LifeSci Advisors, LLC.

Cash Bonus Compensation

Pursuant to his employment agreement, Mr. Willard is eligible to receive a discretionary annual performance-based cash bonus with a target equal to 50% of base salary. Pursuant to his employment agreement, Dr. Javitt was eligible to receive a discretionary annual performance-based cash bonus with a target equal to $275,000.

Equity Compensation

We typically grant stock options pursuant to the NRx Pharmaceuticals, Inc. 2021 Omnibus Incentive Plan (the “Omnibus Plan”) as the long-term incentive component of our compensation program. Stock options allow employees, including our Named Executive Officers, to purchase shares of Common Stock at a price equal to the fair market value of Common Stock on the date of grant. Our stock options have vesting schedules that are designed to encourage continued employment and typically vest in substantially equal installments on each of the first three anniversaries of the applicable vesting commencement date, subject to the recipient’s continued service through each applicable vesting date. From time to time, our Board may also construct alternate vesting schedules as it determines appropriate to motivate particular employees, as further described below.

Option Awards

In 2023, Richard Narido was granted options to purchase 10,000 shares of Common Stock.

Refer to the “Outstanding Equity Awards at 2023 Fiscal Year End” table below for additional information regarding these options.

Willard Restricted Stock Award

As an inducement to join the Company, Mr. Willard received a grant of 100,000 shares of restricted stock. Such grant of restricted stock was designed to comply with the Nasdaq inducement exemption and was granted outside of the Company’s existing equity compensation plans. However, the restricted stock award is governed in all respects as if issued under the Omnibus Plan. The shares of restricted stock will vest in substantially equal installments on each of the first three anniversaries of the date of grant, subject to Mr. Willard’s continued employment with, appointment as a director of, or engagement to provide services to, the Company through the applicable vesting date.

Mr. Willard’s shares of restricted stock are subject to clawback if Mr. Willard engages in conduct that is in conflict with or adverse to the Company’s interests while employed by the Company, including violating non-competition, non-solicitation, and non-disparagement covenants.

Refer to the “Outstanding Equity Awards at 2023 Fiscal Year End” table below for additional information regarding these shares of restricted stock.

Executive Officer Employment Arrangements

Willard Employment Agreement

In connection with his commencement of employment with us in July 2022, we entered into an employment agreement with Mr. Willard (the “Willard Employment Agreement”) pursuant to which he serves as our Chief Executive Officer and as a director on our Board. The Willard Employment Agreement provides for an initial two-year term and extends automatically for additional one-year periods unless either party provides notice of termination. The Willard Employment Agreement provides for an annual base salary of $500,000, a performance-based bonus with a minimum target of 50% of base salary, and an inducement grant of 100,000 shares of restricted stock that vests over a three-year period.

The Willard Employment Agreement includes (i) a confidentiality covenant that applies during the term of employment and for three years following termination, (ii) assignment of intellectual property, (iii) a non-competition covenant that applies during the term of employment and for 12 months following termination, and (iv) non-solicitation of employees and customers covenants that apply during the term of employment and for 12 months following termination.

Javitt Employment Agreement and Javitt Consulting Agreement

In connection with his commencement of employment with us in May 2015, we entered into an employment agreement with Dr. Javitt (the “Javitt Employment Agreement”) pursuant to which he served as our Chief Executive Officer and President. The Javitt Employment Agreement provided for an initial five-year term and extended automatically for additional one-year periods unless either party provided notice of termination. The Javitt Employment Agreement provided for a base salary of $275,000, subject to periodic increase by the Board. The Javitt Employment Agreement was terminated on March 8, 2022 when Dr. Javitt retired and became a consultant to the Company. Upon entering into the Javitt Consulting Agreement (as defined below), Dr. Javitt waived his rights to the bonus, severance and certain other provisions under the Javitt Employment Agreement.

Pursuant to a consulting agreement between the Company and Dr. Javitt, dated as of March 8, 2022 (the “Javitt Consulting Agreement”), Dr. Javitt committed to provide consulting services to the Company as its Director and Chief Scientist. The 2022 Javitt Consulting Agreement provided for an annual consulting fee of $1,000,000, to compensate Dr. Javitt for approximately $400,000 in bonus payments that would otherwise have been granted under his prior employment agreement.

The Javitt Consulting Agreement was amended on March 29, 2023 (the “Javitt Consulting Agreement Amendment”) to renew the agreement in annual increments, commencing on March 8, 2024, unless either party provides notice of termination. The Javitt Consulting Agreement Amendment provides for: (i) an annual consulting fee of $575,000, payable in monthly installments; (ii) eligibility for an annual performance-based bonus with a minimum target of $250,000 (with the annual bonus, if any, for 2023 pro-rated based on the number of days during the 2023 calendar year following March 8, 2023 that Dr. Javitt is engaged by the Company); and (iii) subject to Board approval, a grant of 50,000 shares of restricted stock that will vest (x) 50% on the date upon which the Food and Drug Administration files the Company’s new drug application for the Antidepressant Drug Regimen (as defined therein) and (y) 50% on the date upon which the Food and Drug Administration has both approved the Company’s Antidepressant Drug Regimen and listed the Company’s Antidepressant Drug Regiment in the Food and Drug Administration’s “Orange Book.”

Narido Consulting Agreement

In connection with his commencement of employment with us in September 2023, we entered into an consulting agreement (the “LifeSci Agreement”) with LS Associates, a division of LifeSci Advisors, LLC (“LifeSci”), pursuant to which LifeSci will provide certain consulting services to the Company, including but not limited to, arranging for the provision of the Company’s the Interim Chief Financial Officer. In connection with the LifeSci Agreement, on September 13, 2023, the Company appointed Richard Narido, 46, to serve as Interim Chief Financial Officer of the Company. As Interim Chief Financial Officer, Mr. Narido will serve as the Company’s principal financial officer and principal accounting officer. The LifeSci Agreement has a term of two years commencing from the date of the LifeSci Agreement. Pursuant to the LifeSci Agreement, the Company may not knowingly solicit work of any kind (including but not limited to paid and unpaid advice, information, or content), or propose or agree to any kind of consulting, advisory, directorship, or employment arrangement, with any professional that LifeSci first introduces to the Company for a period of one year from the Company’s most recent engagement with or including the professional, without paying a placement fee equal to 15% of such professional’s starting annual base salary and target annual bonus, whether discretionary or quarantined. The LifeSci Agreement also contains certain noncompetition, non-solicitation and confidentiality provisions customary to such agreements.

Outstanding Equity Awards at 2023 Fiscal Year End

The following table summarizes the number of shares of Common Stock underlying outstanding equity incentive plan awards for each Named Executive Officer as of December 31, 2023.

	Option Awards						Stock Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Stephen Willard	7/12/2022	(2)	—	—	—	—	100,000	111,000	—	—

Jonathan Javitt	—		—	—	—	—	—	—	—	—

Richard Narido	12/28/2023		—	10,000	$4.64	12/28/2033	—	—	—	—

(1)	Market value is based on the closing sale price of our Common Stock on December 31, 2023 of $4.60.
(2)	The shares of restricted stock vest in substantially equal installments on each of the first three anniversaries of the grant date, subject to continued service.

Health, Welfare and Retirement Plans

We do not maintain a 401(k) defined contribution plan or any other employee benefit plans or programs.

Clawback

The Board is reviewing the final rule issued by the SEC implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will adopt a compliant clawback policy when the NASDAQ adopts listing standards in accordance with the final rules.

Potential Payments upon Termination or Change in Control

Willard Employment Agreement

In the event Mr. Willard’s employment is terminated due to his death or disability, by the Company for Cause, or by Mr. Willard without Good Reason, the Company will pay to Mr. Willard (or his beneficiary or estate, as applicable): (i) base salary earned but not paid through the date of termination, (ii) pay for any vacation time earned but not used through the date of termination, (iii) any annual bonus earned for the year preceding the year of termination but unpaid on the date of termination and (iv) any business expenses incurred but not reimbursed on the date of termination.

In the event Mr. Willard’s employment is terminated by the Company without Cause, upon a Change of Control (as defined in the Willard Employment Agreement) or upon Mr. Willard’s resignation for Good Reason, subject to Mr. Willard’s execution and non-revocation of a general release of claims, the Company will pay Mr. Willard: (i) continued base salary payments for the period beginning on the termination date and ending on the first anniversary of the termination date; and (ii) all accrued compensation and a prorated target bonus through the date of termination.

“Cause” is defined in the Willard Employment Agreement as: (i) Mr. Willard’s failure to perform (other than by reason of disability), or gross negligence in the performance of, his material duties and responsibilities to the Company (unauthorized absence for a period of five consecutive business days will be considered failure to perform); (ii) material breach of the confidentiality covenant or assignment of rights to intellectual property covenant or breach of any fiduciary duty owed to the Company; (iii) fraud or embezzlement or other dishonesty which is material (monetarily or otherwise) with respect to the Company; (iv) indictment, conviction or plea of nolo contendere to a felony or other crime involving moral turpitude that is material to the Company; (v) Mr. Willard’s material breach of the Willard Employment Agreement or of any Company policy; or (vi) disciplinary proceedings or other events that impair Mr. Willard’s ability to function as Chief Executive Officer of the Company.

“Good Reason” is defined in the Willard Employment Agreement as: (i) material diminution of Mr. Willard’s compensation or benefits; (ii) material diminution of Mr. Willard’s title, duties, authority or responsibilities; (iii) the Company’s material breach of any term of the Willard Employment Agreement; (iv) the failure of the Board to nominate Mr. Willard to fill one of the vacant seats on the Board; or (v) the required relocation of Mr. Willard’s place of employment to a location that is more than 25 miles from his home.

Javitt Consulting Agreement

The Company may terminate the Javitt Consulting Agreement without prior notice immediately upon a termination for Cause. Dr. Javitt may terminate the Javitt Consulting Agreement upon 30 days’ notice at any time and for any reason. Upon termination of Javitt Consulting Agreement, the Company will pay Dr. Javitt any consulting fees and expenses that have been accrued but not yet paid. “Cause” is defined in the Javitt Consulting Agreement as: (i) Dr. Javitt’s gross negligence or willful misconduct, or willful and continued failure to substantially perform his duties (other than due to physical or mental illness or incapacity), which, in either case, causes material injury to the reputation or business of the Company; (ii) Dr. Javitt’s conviction of, or plea of guilty or nolo contendere to, a felony or other crime; (iii) Dr. Javitt’s fraud or embezzlement or other material misuse of funds or property belonging to the Company; or (iv) any material breach by Dr. Javitt under the Javitt Consulting Agreement subject to a 10 day notice and cure period (if reasonably capable of cure).

Equity Incentive Awards

Pursuant to the Omnibus Plan, in the event of a Change in Control (as defined in the Omnibus Plan): (i) if the acquirer or successor company in such Change in Control has agreed to provide for the substitution, assumption, exchange or other continuation of the stock options, then, if the Named Executive Officer’s employment with or service to the Company is terminated by the Company without Cause (as defined in the Omnibus Plan) (and other than due to death or disability) on or within 24 months following a Change in Control, then all of the Named Executive Officer’s options will become immediately exercisable; (ii) if the acquirer or successor company in such Change in Control has not agreed to provide for the substitution, assumption, exchange or other continuation of the options, all options held by the Named Executive Officer will become immediately exercisable; and (iii) the Committee (as defined in the Omnibus Plan) may cancel any outstanding options in exchange for cash, securities or other property equal to the value of such canceled options.

Willard Restricted Stock Award

If Mr. Willard’s employment with the Company is terminated without Cause (other than for death or disability) or Mr. Willard resigns for Good Reason (each as defined in Mr. Willard’s employment agreement, and such termination, a “Qualifying Termination”), Mr. Willard will vest in a pro rata portion of the restricted stock. In the event of a Qualifying Termination on or within 12 months following a Change in Control (as defined in the Omnibus Plan), all of the shares of restricted stock will vest. If Mr. Willard’s service terminates for any other reason, all unvested shares of restricted stock will be forfeited for no consideration.

Equity Compensation Plan Information

The following table provides certain aggregate information with respect to our equity compensation plans in effect as of December 31, 2023.

Plan Type	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of Common Stock remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	264,977	(2)(3)	$18.28	213,398
Equity compensation plans not approved by security holders(4)	100,000		—	—

(1)	Includes awards granted pursuant to the Omnibus Plan.

(2)

As of December 31, 2023, there were 213,400 shares of Common Stock authorized for issuance pursuant to awards under the Omnibus Plan. Pursuant to the terms of the Omnibus Plan, the number of shares available for issuance thereunder will automatically increase each fiscal year beginning with the year ended December 31, 2022 and ending with fiscal year 2031 by the lesser of (a) 1% of the total number of shares outstanding on the last day of the immediately preceding fiscal year on a fully diluted basis assuming that all shares available for issuance under the Omnibus Plan are issued and outstanding, or (b) such number of shares determined by the Board.

(3)

Excludes rights outstanding under the 2016 Omnibus Incentive Plan. As of December 31, 2023, there were 70,168 securities to be issued upon exercise of outstanding options, warrants and rights pursuant to our 2016 Omnibus Incentive Plan, with a weighted-average exercise price of $31.22 per share, which were assumed by Big Rock Partners Acquisition Corporation and converted into an option to acquire an adjusted number of shares of Common Stock at an adjusted exercise price per share in connection with the May 2021 merger. No further grants or awards will be made under the 2016 Omnibus Incentive Plan.

(4)	Reflects the grant of an “employment inducement grant” under Nasdaq Listing Rule 5635(c)(4) comprised of restricted stock granted to Mr. Willard.

PAY VERSUS PERFORMANCE DISCLOSURE

The following section has been prepared in accordance with pay versus performance rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”). Under these new rules, the SEC has developed a definition of pay, referred to as Compensation Actually Paid (“CAP”). We are required to calculate CAP for our Named Executive Officers and then compare it with certain Company performance measures. Stockholders should refer to our compensation philosophy discussion and analysis in this Proxy Statement for a complete description of how executive compensation relates to Company performance measures and how the Compensation Committee makes it decisions related thereto. The Compensation Committee did not consider this SEC-required pay versus performance analysis and disclosure below in making its pay decisions for any of the years shown.

Pay Versus Performance Table

The following table shows the past three fiscal years’ total compensation for our Named Executive Officers as set forth in the Summary Compensation Table (“SCT”), the CAP to our Named Executive Officers (as determined pursuant to SEC rules), our total stockholder return (“TSR”), and our net loss. We are a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act, and have elected to provide in this Proxy Statement certain scaled disclosures permitted under the Exchange Act for smaller reporting companies.

SEC rules require certain adjustments be made to the SCT totals to determine CAP as reported in the pay versus performance table. CAP does not necessarily represent cash and/or equity value transferred to the applicable Named Executive Officer without restriction, but rather is a valuation calculated under applicable SEC rules. The methodology for calculating CAP as required by Item 402(v) of Regulation S-K takes into account, among others, changes in share price and its impact on the fair value of equity awards.

Year	SCT Total for PEO 1(1)		SCT Total for PEO 2(2)	SCT Total for PEO 3(2)	CAP to PEO 1(4)		CAP to PEO 2(4)	CAP to PEO 3(4)	Average SCT Total for Non-PEO NEOs(5)	Average CAP to Non-PEO NEOs(6)	Value of initial fixed $100 investment based on TSR(7)	Net Income (Loss) ($000)

2023		$500,000	$-	$-		$500,000	$-	$-	$428,885	$450,385	$18.85	$(30,150)
2022		$799,871	$651,226	$873,696		$1,343,871	$525,226	$873,696	$622,128	$486,159	$19.59	$(39,754)
2021	$	N/A	$264,000	$377,287	$	N/A	$264,000	$377,287	$1,174,786	$846,723	$23.22	$(93,063)

(1)	Represents to total compensation reported for Stephen Willard. Mr. Willard has served as our Chief Executive Officer since July 11, 2022.

(2)

Represents to total compensation reported for Robert Besthof. Mr. Besthof served as our Interim Chief Executive Officer from March 8, 2022 until July 11, 2022. Prior to such date, Mr. Besthof served as Head of Operations and Chief Commercial Officer. Following Mr. Willard’s appointment as Chief Executive Officer on July 12, 2022, Mr. Besthof resumed his role as Head of Operations and Chief Commercial Officer. Mr. Besthof resigned as Head of Operations and Chief Commercial Officer on February 16, 2023, effective as of April 30, 2023.

(3)

Represents to total compensation reported for Jonathan Javitt. Mr. Javitt served as our Chief Executive Officer until March 8, 2022. As of March 8, 2022, Mr. Javitt assumed the role of Chief Scientist and remained as a director on the Board.

(4)

The dollar amounts reported represent the amount of CAP as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for each PEO during the applicable year, but also include the year-end value of equity awards granted during the reported year. See Table below for further information.

(5)

The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEOs (“NON-PEO NEOs”). For fiscal year 2023, our NON-PEO NEOS were Richard Narido. For fiscal year 2022, our NON-PEO NEOS were Seth Van Voorhees, Riccardo Panicucci, Ira Strassberg, and Alessandra Daigneault. For fiscal year 2021, our NON-PEO NEO was Ms. Daigneault. [Dr. Van Voorhees served as our Chief Financial Officer and Treasurer from June 13, 2022 until September 30, 2023. Mr. Panicucci serves as our CMC and Technical Operations Advisor. Mr. Strassberg served as our Chief Financial Officer and Treasurer until July 7, 2022. Ms. Daigneault served as our Chief Corporate Officer, General Counsel and Secretary until July 22, 2022.

(6)

The dollar amounts reported represent the average amount of CAP, as computed in accordance with SEC rules, for our NEOs, other than our PEOs. The dollar amounts reported are the average of the total compensation reported for our NEOs, other than our PEOs, in the SCT for fiscal years 2023, 2022 and 2021, but also include the year-end value of equity awards granted during the reported year. See Table below for further information.

(7)

Assumes an investment of $100 for the period starting on December 31, 2020 through the end of the listed fiscal year. The closing prices of the Company’s Common Stock as reported on Nasdaq, as applicable, on the following trading days were: (i) $24.40 on December 31, 2020; (ii) $4.78 on December 31, 2021; (iii) $1.11 on December 30, 2022; and (iv) $4.60 on December 31, 2023.

The table below summarizes the adjustments to the total amount reported in the SCT for PEO 1 in calculating CAP:

Year	SCT Total for PEO 1	Reported Value of Equity Awards for PEO 1(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	CAP to PEO 1
2023	$500,000	-	-	$(433,329)	-	$(216,671)	$(150,000)
2022	$799,871	$(566,000)	$1,110,000	—	—	—	$1,343,871

(1) Represents the grant date fair value of the equity awards to PEO 1, as reported in the SCT.

The table below summarizes the adjustments to the total amount reported in the SCT for PEO 2 in calculating CAP:

Year	SCT Total for PEO 2	Reported Value of Equity Awards for PEO 2(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	CAP to PEO 2
2023	-	-	-	-	-	-
2022	$651,226	$(195,000)	$69,000	—	—	—	$525,226
2021	$264,000	—	—	—	—	—	$264,000

(1) Represents the grant date fair value of the equity awards to PEO 2, as reported in the SCT.

The table below summarizes the adjustments to the total amount reported in the SCT for PEO 3 in calculating CAP:

Year	SCT Total for PEO 3	Reported Value of Equity Awards for PEO 3(1)	Fair Value as of Year End for Unvested Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	CAP to PEO 3
2023	-	-	-	-	-	-
2022	$873,696	—	—	—	—	—	$873,696
2021	$377,287	—	—	—	—	—	$377,287

(1) Represents the grant date fair value of the equity awards to PEO 3, as reported in the SCT.

The table below summarizes the adjustments to the average of the total amount reported in the SCT for our NEOs other than our PEOs in calculating CAP:

Year	Average SCT Total for Non-PEO NEOs	Average Reported Value of Equity Awards for Non-PEO NEOs(1)	Average Fair Value as of Year End for Unvested Awards Granted During the Year	Average Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Average Fair Value of Awards Granted and Vested During the Year	Average Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Average CAP to Non- PEO NEOs
2023	$857,770	-	$43,000				$900,770
2022	$622,128	$(283,938)	$147,969	—	—	—	$486,159
2021	$1,174,786	$(877,306)	$549,242	—	—	—	$846,723

(1)	Represents the grant date fair value of the equity awards to our NEOs other than our PEOs, as reported in the SCT.

Analysis of the Information Presented in the Pay versus Performance Table

Compensation Actually Paid and Net Income (Loss)

The following chart sets forth the relationship between CAP to our PEO, the average CAP to our Non-PEO Named Executive Officers, and our net Income (loss) during the two most recently completed fiscal years.

PEO

From 2022 to 2023, compensation actually paid to the PEO increased by $0.3 million or 113%. Over the same period, the Company’s Total Stockholder Loss decreased by 59%. Key factors that drove the increase in pay during this period was due to the PEO not serving a full year in 2022 vs serving a full year in 2023 as the PEO for the Company.

Other NEOs

From 2022 to 2023, compensation paid to the other NEOs decreased by $0.2 million or 39%. Over the same period, the Company’s Total Stockholder Loss decreased by 59%. Key factors that drove the decrease in pay during this period were changes in personnel determined to be NEOs in 2023 and in 2022 coupled with the time served in their respective roles as NEOs.

Compensation Actually Paid and Net Income

Our Company has not historically looked to net income as a performance measure for our executive compensation program. In fiscal 2023, our net loss decreased $0.9 million, or 24%, as compared to fiscal 2022, and the compensation actually paid for our PEO and non-PEO NEOs also increased between 2022 and 2023 through a combination of time in the role due to changing of personnel.

Compensation Actually Paid and Cumulative TSR

Historically we have not used financial performance measures such as TSR to align with compensation actually paid to our NEO’s. In 2022, as described in more detail above, part of the compensation our NEOs are eligible to receive consists of annual performance-based cash bonuses and equity awards that are designed to provide appropriate incentives to our executives to achieve defined annual corporate goals. In 2023, our non-PEO NEOs consisted only of our Chief Financial Officer where payments included cash and option awards.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of our Company under the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

DIRECTOR COMPENSATION

Pursuant to our director compensation program, each member serving on our Board for the year ended December 31, 2023 was eligible to compensation for his or her service as follows:

●	Independent Board member: $60,000 annual retainer plus an annual equity grant

●	Chairman of the Board: $25,000 annual retainer

●	Board Committee Chair: $15,000 annual retainer

Summary Director Compensation Table

The following table shows for the year ended December 31, 2023, certain information with respect to the compensation of our non-employee directors. As Named Executive Officers for the year ended December 31, 2023, Mr. Willard’s and Dr. Javitt’s compensation is shown in the Summary Compensation Table. Mr. Willard did not receive any additional compensation for his service on the Board.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Patrick J. Flynn	67,500	-	67,500
Chaim Hurwitz	52,500	-	52,500
Janet Rehnquist	-	-	-

(1)	Mr. McBride was appointed as a Director on June 13, 2024, subsequent to December 31, 2023, and therefore is excluded from the table above.
(2)

Amounts reflect the full grant date fair value of stock options awarded under our Omnibus Plan during 2023, computed in accordance with the requirements of FASB ASC 718. As of December 31, 2023, (i) Messrs. Flynn and Hurwitz each held options to purchase up to 16,651 shares of Common Stock; and (ii) Ms. Rehnquist did not own any options to purchase shares of Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED STOCKHOLDER MATTERS

The following table sets forth information with respect to the beneficial ownership of our Common Stock, as of the Record Date by:

●	each person who is the beneficial owner of more than 5% of the outstanding shares of our Common Stock;

●	each of our Named Executive Officers and directors; and

●	all of our executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. Accordingly, we have included all shares of Common Stock issuable to such person upon the exercise of warrants or options currently exercisable or exercisable within 60 days of the date hereof. We did not deem such shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock and preferred stock.

Except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and investment power with respect to the shares of Common Stock owned by such stockholders. Unless otherwise noted, the address of each beneficial owner is c/o NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, DE 19801.

The beneficial ownership of our Common Stock is based on 10,749,518 shares of Common Stock issued and outstanding as of August 21, 2024.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership	Percent of Class
Directors and Named Executive Officers
Stephen H. Willard(1)	105,000	1.0%
Richard Narido (2)	10,000	*
Patrick J. Flynn(3)	163,940	1.5%
Chaim Hurvitz(4)	238,130	2.2%
Jonathan Javitt(5)	1,476,833	13.7%
Dennis McBride, Ph.D.(6)	-	-
Janet Rehnquist(7)	-	-
All Executive Officers and Directors as a Group (4 persons)	1,993,903	19.0%

Glytech, LLC[8]	987,291	9.2%

* Indicates less than 1%

(1)

Consists of (i) 5,000 shares of Common Stock held by Stephen H. Willard individually and (ii) 100,000 shares of restricted Common Stock that can be voted but cannot be traded. 66,667 shares are unrestricted as of August 21, 2024, and the remaining 33,333 shares will be unrestricted on July 12, 2025.

(2)

Consists of 10,000 shares as a result of his stock option grant on December 28, 2023 of 10,000 shares vesting monthly over twelve months. As of August 21, 2024, an aggregate of 5,833 shares have vested.

(3)

Consists of (i) 36,234 shares of Common Stock held by Nash-Flynn Investments, LLC, (ii) 22,626 shares of Common Stock held by the Whitney Pritchard Nash Flynn 2010 Trust and the Lindsay Pritchard Nash Flynn 2010 Trust, (iii) 88,256 shares of Common Stock issuable upon exercise of fully vested warrants held by the Whitney Pritchard Nash Flynn 2010 Trust and the Lindsay Pritchard Nash Flynn 2010 Trust, (iv) 175 shares of Common Stock held by Patrick J. Flynn, and (v) options to purchase up to 16,651 shares of Common Stock, all of which are vested and exercisable. Patrick J. Flynn is the owner of Nash-Flynn Investments, LLC and trustee of the Whitney Pritchard Nash Flynn 2010 Trust and the Lindsay Pritchard Nash Flynn 2010 Trust.

(4)

Consists of (i) 143,636 shares of Common Stock held by Shirat HaChaim Ltd., (ii) 20,845 shares of Common Stock held by CH Health-Private Venture Capital Ltd, (iii) 570,00 shares of Common Stock held by Chaim Hurvitz individually, and (iv) options to purchase up to 16,651 shares of Common Stock, all of which are fully vested. Chaim Hurwitz is the owner of Shirat HaChaim Ltd. and CH Health-Private Venture Capital Ltd.

(5)

Consists of (i) 1,260,000 shares of Common Stock held by the Jonathan Javitt Living Trust, (ii) 142,200 shares of Common Stock held by The Javitt 2012 Irrevocable Dynasty Trust (the “Javitt Dynasty Trust”), (iii) 44,634 shares of Common Stock held by Jonathan Javitt individually, and (iv) 30,000 shares of Common Stock held by the Jonathan Javitt Donor Advised Fund. Jonathan Javitt, M.D., M.P.H. is the trustee of the Jonathan Javitt Living Trust and the primary advisor of the Jonathan Javitt Donor Advised Fund. Dr. Javitt is not a trustee or beneficiary of the Javitt Dynasty Trust, and no beneficiary of the Javitt Dynasty Trust resides in Dr. Javitt’s household. Dr. Javitt has no beneficial ownership of the securities held by the Javitt Dynasty Trust.

(6)	Dennis McBride, Ph.D. does not currently own any shares of the Company.
(7)	Janet Rehnquist does not currently own any shares of the Company.
(8)

Based on the Schedule 13D filed jointly by Daniel Javitt and Glytech, LLC with the SEC on September 13, 2022, the holdings consist of an aggregate of 987,291 shares of Common Stock held by Glytech, LLC. Glytech, LLC is owned by Daniel Javitt, who is the inventor of the patents that underline NRX-101 and the brother of Jonathan Javitt, M.D., M.P.H., the Chairman and Chief Scientist of the Company.

PROPOSAL 1: ELECTION OF CLASS III DIRECTORS

Introduction

Our Board has nominated Patrick J. Flynn and Jonathan Javitt, M.D., M.P.H. to serve as Class III members of our Board, with such terms to expire at the 2027 annual meeting of stockholders or until the appointment, election and qualification of their successors.

See “Executive Officer and Director Biographies” on page 12 for the nominees background and for the reasons the Board believes each nominee is qualified to serve as a member of the Board.

Penalties or Sanctions

Patrick J. Flynn and Jonathan Javitt, M.D., M.P.H. have not been subject to:

(1) any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(2) any other penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

The foregoing, not being within the knowledge of the Company, has been furnished by the director nominee.

Vote Required

Our Bylaws provide for a plurality voting standard for the election of directors. This means that the director nominee with the most votes for a particular seat is elected for that seat. As a result, an abstention or a broker non-vote on Proposal 1 will not have any effect on the election of the Class III director nominee.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF PATRICK J. FLYNN AND JONATHAN JAVITT, M.D., M.P.H. TO SERVE AS CLASS III MEMBERS OF THE BOARD FOR TERMS TO EXPIRE AT THE 2027 ANNUAL MEETING OF STOCKHODERS OR UNTIL THE APPOINTMENT, ELECTION, AND QUALIFICATION OF THEIR SUCCESSORS. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 2:

SHARE ISSUANCE PROPOSAL

On August 12, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”) Pursuant to the Purchase Agreement, the Company agreed to sell, in three equal tranches, original issue discount senior secured convertible promissory notes (the “Notes”) in the aggregate principal amount of up to approximately $16.3 million for an aggregate purchase price of up to approximately $15.0 million, and warrants to purchase that amount of shares equal to 50% of the principal amount of the Notes divided by the volume weighted average price (“VWAP”) of the company’s Common Stock, as listed on the Nasdaq Capital Market (“Nasdaq”), on the day prior to the closing of each respective tranche under the Purchase Agreement (the “Warrants”).

Payments of each redemption of the Notes may be made, at the election of the Investors, in cash, shares of our Common Stock or a combination thereof, provided, however, that we may not issue shares of Common Stock in excess of 19.99% of the shares outstanding on the date of issuance of the Note until we receive stockholder approval pursuant to Nasdaq Listing Rule 5635(d). If we are unable to obtain approval of this Proposal No. 2, any remaining outstanding balance of the Note must be repaid in cash.

Securities Purchase Agreement

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and other obligations of the Company and the Investors. Until amounts due under the Note are paid in full, we have agreed, among other things, to: (i) timely make all filings under the Exchange Act, (ii) ensure the Common Stock continues to be listed on the Nasdaq Stock Market, (iii) not issue debt securities or certain equity securities where the pricing of such equity securities is tied to the public trading price of the Common Stock, in each case, without the Investors prior consent.

Subject to certain exceptions and limitations, the Purchase Agreement grants the Investors a participation right to acquire, at the Investors’ discretion, up to fifty percent (50%) of the amount of securities issued by us for cash consideration, indebtedness, or a combination of units thereof, for a period of twelve (12) months from the date on which the Notes or Warrants are no longer outstanding.

So long as the Note is outstanding, upon any issuance by us of any indebtedness with a term or condition more favorable to the holder of such indebtedness, or with a term in favor of the holder of such indebtedness that was not similarly provided to the Investors, such additional or more favorable term, at the Investors’ option, will become a part of the Purchase Agreement or Note, as applicable, for the benefit of the Investors.

We have also agreed under the Purchase Agreement to initially reserve with our transfer agent approximately 4.3 million shares of Common Stock for shares that may be delivered by us at our option in connection with the redemption of the Note, which reservation may be increased and decreased in increments of 1.0 million in certain circumstances. In accordance with the terms of the Purchase Agreement, we filed a prospectus supplement to our Form S-3 shelf registration statement (No. 333-265492) on August 15, 2024 with respect to the issuance of Common Stock upon conversion or redemption of the Note.

Under the Purchase Agreement, the Investors has agreed that it will not, directly or through an affiliate, engage in any open market short sales of our Common Stock during the term of the Note.

In connection with the above, the Company engaged EF Hutton LLC as placement agent (the “Placement Agent”), Pursuant to the terms of the engagement with the Placement Agent, the Company paid a cash fee of 7% of the gross proceeds the Company received in the offering at closing. The Company also reimbursed the Placement Agent at the closing of the offering for expenses incurred, including disbursements of legal counsel, totaling $20,000.

Note and Guarantee

The Notes, subject to an original issuance discount of 8%, mature on the date that is 15 months from their respective date of issuance, and accrue interest at a rate of 6% per annum (or 10% during the occurrence of any Event of Default (as defined in the Notes). The Notes are convertible into Common Stock, at a per share conversion price equal to by the lower of (a) $2.4168, (the “Fixed Conversion Price”) or (b) a price equal to 92% of the lowest VWAP during the seven trading day period immediately preceding the effective date set forth in a Notice of Conversion (as defined in the Notes) (each, a “Conversion Date”) delivered by an Investor to the Company (the “Alternate Conversion Price”, and together with the Fixed Conversion Price, the “Conversion Price”). Among other things, and provided that the Company receives the Shareholder Approval (as defined in the Purchase Agreement) pursuant to the Nasdaq’s Listing Rules, the Conversion Price is subject to, among other customary provisions, downward adjustment in the event of any future issuance by the Company of Common Stock (or Common Stock Equivalents (as defined in the Notes)) below the then effective Conversion Price.

The Notes contain mandatory redemption features, whereby if at any time the Note is outstanding, the Company will be required to: (A) use up to 30% of the gross proceeds from any Subsequent Financings (as defined in the Purchase Agreement) in cash, to redeem all or a portion of the Note for an amount equal to the outstanding principal, plus all accrued but unpaid interest, plus all liquidated damages, if any, and any other amounts, if any (the “Redemption Obligations”), multiplied by 1.05 (the “Mandatory Redemption Amount”); (B) redeem all of the Redemption Obligations at the Mandatory Redemption Amount in the event of a Change of Control Transaction (as defined in the Notes); and (C) redeem the Redemption Obligations for the Mandatory Redemption Amount in the event a Registration Statement (as defined below) is not available for each of the offer and resale of the shares issuable upon conversion of the Notes (the “Conversion Shares”); and (D) redeem the Redemption Obligations for the Mandatory Redemption Amount if the Shareholder Approval is not obtained within 180 days following the date of issuance of the Notes.

The Company has agreed to register the resale of the shares of Common Stock issuable upon conversion of the Notes as well as the shares of Common Stock issuable upon the exercise of the Warrants pursuant to the Purchase Agreement and the Registration Rights Agreement by and among the Company and the Investors.

The Notes contain certain covenants, and events of default and triggering events, respectively, which would require repayment of the obligations outstanding pursuant to such instruments. The obligations of the Company pursuant to the Notes are (i) secured by all assets of the Company and all subsidiaries of the Company pursuant to the Security Agreement and Patent Security Agreement by and among the Company, the subsidiaries of the Company, and the Investors, and (ii) guaranteed jointly and severally by the subsidiaries of the Company pursuant to the Subsidiary Guarantee by and among the Company, the subsidiaries of the Company, and the Investors.

Warrants

The Warrants are exercisable beginning on the date of issuance and have a term of five years. The exercise price of the Warrants is equal to the Fixed Conversion Price, subject to adjustment as provided therein. If (i) there is no effective registration statement covering the Warrant Shares (as defined in the Purchase Agreement), or (ii) the trading price of the Company’s Common Stock drops below $1.00 on any trading day prior to the date of an exercise, then the Holder (as defined in the Purchase Agreement) may elect to exercise the Warrants pursuant to a cashless exercise. The Warrants have a 4.99% beneficial ownership limitation, a limitation, which shall be removed upon the receipt of the Shareholder Approval, on issuances above 19.99% of the issued and outstanding shares of Common Stock of the Company prior to the financing, and the exercise price shall be adjusted in the event of future issuances of Company securities at a price per share below the Fixed Conversion Price.

Stockholder Approval

Pursuant to the Purchase Agreement, we have agreed to seek stockholder approval of the Note and the issuance of shares of Common Stock that may be issued to the Investors thereunder in excess of the requirements of Nasdaq Listing Rule 5635(d) by no later than October 11, 2024.

Nasdaq Listing Rule 5635(d) requires stockholder approval in connection with a transaction other than a public offering involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for a price that is less than the lower of: (i) the closing price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of the binding agreement.

Conversion or settlement of redemptions of the Note could result in the issuance of 20% or more of the outstanding shares of our Common Stock. Therefore, the Note currently prohibits the issuance of Common Stock to the Investors in excess of the requirements of Nasdaq Listing Rule 5635(d) until we have obtained stockholder approval for the issuance of such shares of Common Stock. If we are unable to obtain approval of the Share Issuance Proposal, any remaining outstanding balance of the Note must be repaid in cash. Failure to obtain such approval will not constitute an Event of Default under the Note.

Vote Required

Approval of the Share Issuance Proposal requires the affirmative vote of a majority in voting power of the votes cast (excluding abstentions and broker non-votes). Abstentions and broker non-votes will have no effect on the vote on such matter.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE SHARE ISSUANCE PROPOSAL, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE SHARE ISSUANCE PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 3:

REVERSE SPLIT PROPOSAL

General

Pursuant to the requirements set forth in the Purchase Agreement discussed under Proposal 2, we are asking stockholders to authorize our Board of Directors to, in the event that the closing price per share of the Company’s Common Stock on the principal market on the trading day is less than $1.00 for twenty (20) trading days over a consecutive thirty (30) trading days period, without further action necessary by the Company’s stockholders, approve an amendment to Company’s Second Amended and Restated Certificate of Incorporation (the “Charter”) to implement a reverse stock split of our issued and outstanding shares of Common Stock at a specific ratio, ranging from one-for-two (1:2) to one-for-five (1:5) (the “Approved Split Ratio”), in the Board of Director’s discretion, within one year from October 8, 2024 (“Potential Reverse Split”). If such Amendment has not been filed with the Delaware Secretary of State on or before the one-year anniversary of the Approval Date, the Board of Directors will abandon the Potential Reverse Split. For more details on the Purchase Agreement, please see the Company’s Current Report on Form 8-K, filed with the SEC on August 14, 2024.

If implemented, the Potential Reverse Split will have the effect of decreasing the number of shares of our Common Stock issued and outstanding, and increasing the price of our Common Stock. In the event the Potential Reverse Split is implemented, the number of authorized shares of Common Stock will not be affected.

Accordingly, if approved, our Board of Directors will have the authority, but not the obligation, upon the events set forth above and without further action on the part of the stockholders, to affect the Potential Reverse Split by filing a Certificate of Amendment to our Charter with the Delaware Secretary of State on or before the one-year anniversary of the October 8, 2024.  If such Certificate of Amendment has not been filed with the Delaware Secretary of State on or before the one-year anniversary of the Approval Date, the Board of Directors will abandon the Potential Reverse Split.

Purpose and Rationale for the Potential Reverse Split

On August 12, 2024, we entered into Purchase Agreement (the “Purchase Agreement”) with certain institutional investors. Pursuant to the Purchase Agreement, if the closing price per share of the Company’s Common Stock on the principal market on the trading day is less than $1.00 for twenty (20) trading days over a consecutive thirty (30) trading days period, the Company shall promptly effect a reverse split of the shares of Common Stock such that the closing price of the Common Stock on the effective date of such reverse split would be at least $2.00, subject to stockholder approval. Accordingly, the Potential Reverse Split is being brought to the stockholders for ratification as a required by this agreement. Our Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals effect a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Risks of the Potential Reverse Split

We cannot assure you that the Potential Reverse Split will increase the price of our Common Stock.

If the Potential Reverse Split is implemented, our Board of Directors expects that it will increase the market price of our Common Stock. However, the effect of the Potential Reverse Split upon the market price of our Common Stock cannot be predicted with any certainty, and the history of similar stock splits for companies in like circumstances is varied.

A decline in the market price of our Common Stock after the Potential Reverse Split is implemented may result in a greater percentage decline than would occur in the absence of the Potential Reverse Split.

If the Potential Reverse Split is implemented and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of the Potential Reverse Split. The market price of our Common Stock will, however, also be based upon our performance and other factors, which are unrelated to the number of shares of Common Stock outstanding.

The Potential Reverse Split may decrease the liquidity of our Common Stock.

The liquidity of our Common Stock may be harmed by the Potential Reverse Split given the reduced number of shares of Common Stock that would be outstanding after the Potential Reverse Split, particularly if the stock price does not increase as a result of the Potential Reverse Split.

Determination of the Ratio for the Potential Reverse Split

If the Potential Reverse Split is required based on the closing price of our stock as above, the Approved Split Ratio will be selected by the Board of Directors, in its sole discretion. However, the Approved Split Ratio will not be less than a ratio of one-for-two (1:2) to one-for-five (1:5). In determining which Approved Split Ratio to use, the Board of Directors will consider numerous factors, including the historical and projected performance of our Common Stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Potential Reverse Split. The Board of Directors will also consider the impact of the Approved Split Ratio on investor interest. Based on the number of shares of Common Stock issued and outstanding as of the Record Date, after completion of the Potential Reverse Split, we will have approximately between 5,374,759 and 2,149,903 shares of Common Stock issued and outstanding, depending on the Approved Split Ratio selected by the Board of Directors. Should the Board decide to undertake the Potential Reverse Split, it is likely that the reason for such action would be in order to maintain Nasdaq listing compliance requirements. However, this Proposal does give the Board of Directors authorization to effect the Charter amendment without further action or vote by the Company’s stockholders.

Principal Effects of the Potential Reverse Split

After the effective date of the Potential Reverse Split, each stockholder will own a reduced number of shares of Common Stock. Except for adjustments that may result from the treatment of fractional shares as described below, the proposed Potential Reverse Split will affect all stockholders uniformly. The proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Potential Reverse Split (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our Common Stock immediately prior to the Potential Reverse Split would continue to hold 2% (assuming there is no impact as a result of the payment of cash in lieu of issuing fractional shares, and there are no other shares of Common Stock issuable upon exercise or conversion of any other derivative securities that are issued) of the voting power of the outstanding shares of our Common Stock immediately after such Reverse Stock Split. The number of stockholders of record also will not be affected by the Potential Reverse Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Potential Reverse Split.

The following table contains approximate number of issued and outstanding shares of Common Stock, and the estimated per share trading price following the Potential Reverse Split with a ratio ranging from 1:2 to 1:5, without giving effect to any adjustments for fractional shares of Common Stock or the issuance of any derivative securities, as of the Record Date. The number of shares of Common Stock authorized, as well as the number of shares of Common Stock authorized but unissued and unreserved will decrease by the same ratio as the Approved Split Ratio.

	Current	After a 1:2 Reverse Split	After a 1:5 Reverse Split
Common Stock Authorized	500,000,000	500,000,000	500,000,000
Common Stock Issued and Outstanding	10,749,518	5,374,758	2,2,149,903
Number of Shares of Common Stock Reserved for Issuance	11,363,794	4,681,897	2,272,759
Number of Shares of Common Stock Authorized but Unissued and Unreserved	477,886,688	488,943,344	495,577,338
Price per share, based on the closing price of our Common Stock on August 21, 2024	$1.90	$3.80	$9.50

After the effective date of the Potential Reverse Split, our Common Stock would have a new committee on uniform securities identification procedures (CUSIP) number, a number used to identify our Common Stock.

Our Common Stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Potential Reverse Split will not affect the registration of our Common Stock under the Exchange Act. Our Common Stock would continue to be reported on Nasdaq under the symbol “NRXP,” although it is likely that Nasdaq would add the letter “D” to the end of the trading symbol for a period of twenty trading days after the effective date of the Potential Reverse Split to indicate that the Potential Reverse Split had occurred.

Effect on Warrants

The Potential Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the exercise or conversion of the following outstanding derivative securities issued by the Company, in accordance with the Approved Split Ratio, The adjustments to the warrants, as required by the Potential Reverse Split and in accordance with the Approved Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Potential Reverse Split as was the case immediately preceding the Potential Reverse Split.

Effect on Stock Option Plans

Pursuant to the terms of the Company’s 2016 Omnibus Incentive Plan and 2021 Omnibus Incentive Plan (together, the “Plans”), the Board of Directors, or a designated committee thereof, as applicable, will adjust the number of shares of Common Stock underlying outstanding awards, the exercise price per share of outstanding stock options and other terms of outstanding awards issued pursuant to the Plans to equitably reflect the effects of the Potential Reverse Split. The number of shares subject to vesting under restricted stock awards and the number of shares issuable as contingent consideration as part of an acquisition by the Company will be similarly adjusted, subject to our treatment of fractional shares. Furthermore, the number of shares available for future grant under the Plans will be similarly adjusted.

Effective Date

The Potential Reverse Split would become effective on the date of filing of the Certificate of Amendment to the Second Amended and Restated Certificate with the office of the Secretary of State of the State of Delaware. On the effective date, shares of Common Stock issued and outstanding shares of Common Stock held in treasury, in each case, immediately prior thereto will be combined and converted, automatically and without any action on the part of our stockholders, into new shares of Common Stock in accordance with the Approved Split Ratio.

Treatment of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Potential Reverse Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Potential Reverse Split, we will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of our Common Stock on the Nasdaq Capital Market during regular trading hours for the five (5) consecutive trading days immediately preceding the effective date of the Potential Reverse Split (with such average closing sales prices being adjusted to give effect to the Potential Reverse Split). After the Potential Reverse Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

Upon stockholder approval of this Proposal, if our Board of Directors elects to implement the Potential Reverse Split, stockholders owning, prior to the Potential Reverse Split, less than the number of whole shares of Common Stock that will be combined into one share of Common Stock in the Potential Reverse Split would no longer be stockholders. For example, if the Potential Reverse Split was undertaken at a ratio of 1:5, if a stockholder held four (4) shares of Common Stock immediately prior to the Potential Reverse Split, then such stockholder would cease to be our stockholder following the Potential Reverse Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above.

Record and Beneficial Shareholders

If our Board of Directors elects to implement the Potential Reverse Split, stockholders of record holding some or all of their shares of Common Stock electronically in book-entry form under the direct registration system for securities will receive a transaction statement at their address of record indicating the number of shares of Common Stock they hold after the Potential Reverse Split. Non-registered stockholders holding Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the consolidation and making payment for fractional shares than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If our Board of Directors elects to implement the Potential Reverse Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal, as soon as practicable after the effective date of the Potential Reverse Split. Our transfer agent will act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Potential Reverse Split shares will be asked to surrender to the exchange agent certificates representing pre-Potential Reverse Split shares in exchange for post-Potential Reverse Split shares in accordance with the procedures to be set forth in the letter of transmittal. Until surrender, each certificate representing shares before the Potential Reverse Split would continue to be valid and would represent the adjusted number of whole shares based on the approved exchange ratio of the Potential Reverse Split selected by the Board of Directors. No new post-Potential Reverse Split share certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD

NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Common Stock would remain unchanged at $0.001 per share after the Potential Reverse Split. As a result, on the effective date of the Potential Reverse Split, the stated capital on our balance sheet attributable to the Common Stock will be reduced proportionally, based on the Approved Split Ratio selected by the Board of Directors, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of Common Stock outstanding. The shares of Common Stock held in treasury, if any, will also be reduced proportionately based on the Approved Split Ratio selected by the Board of Directors. Retroactive restatement will be given to all share numbers in the financial statements, and accordingly all amounts including per share amounts will be shown on a post-split basis. We do not anticipate that any other accounting consequences would arise as a result of the Potential Reverse Split.

No Appraisal Rights

The Company’s stockholders are not entitled to dissenters’ or appraisal rights under the DGCL with respect to this Action and we will not independently provide our stockholders with any such right if the Potential Reverse Split is implemented.

Material Federal U.S. Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the Potential Reverse Split to our stockholders. The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Information Statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Potential Reverse Split. This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the Potential Reverse Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

In general, the federal income tax consequences of the Potential Reverse Split will vary among stockholders, depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock. We believe that because the Potential Reverse Split is not part of a plan to increase periodically a stockholder’s proportionate interest in our assets or earnings and profits, the Potential Reverse Split should have the following federal income tax effects. A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss. In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged.  A stockholder who receives cash in lieu of a fractional share as a result of the Potential Reverse Split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code. Generally, if redemption of the fractional shares of all stockholders reduces the percentage of the total voting power held by a particular redeemed stockholder (determined by including the voting power held by certain related persons), the particular stockholder should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share.  In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged. If the redemption of the fractional shares of all stockholders leaves the particular redeemed stockholder with no reduction in the stockholder’s percentage of total voting power (determined by including the voting power held by certain related persons), it is likely that cash received in lieu of a fractional share would be treated as a distribution under Section 301 of the Code. Stockholders should consult their own tax advisors regarding the tax consequences to them of a payment for fractional shares.

We will not recognize any gain or loss as a result of the Potential Reverse Split.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL U.S. INCOME TAX CONSEQUENCES OF THE POTENTIAL REVERSE SPLIT AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT THERETO. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS AS TO THE PARTICULAR FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE POTENTIAL REVERSE SPLIT IN LIGHT OF YOUR SPECIFIC CIRCUMSTANCES.

Vote Required

Approval of the Potential Reverse Split Proposal requires the affirmative vote of a majority in voting power of the votes cast (excluding abstentions and broker non-votes). Abstentions and broker non-votes will have no effect on the vote on such matter.

Board Recommendation

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE Potential REVERSE SPLIT PROPOSAL, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE POTENTIAL REVERSE SPLIT PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes some of the terms of our Charter and Bylaws and of the DGCL. This description is summarized from, and qualified in its entirety by reference to, our Charter and Bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the DGCL.

Capital Stock

Our authorized capital stock consists of 500,000,000 shares of Common Stock and 50,000,000 shares of preferred stock, par value $0.001 per share. As of the Record Date, there were 10,749,518 shares of Common Stock outstanding. No shares of preferred stock have been issued or are outstanding. Unless our Board determines otherwise, we will issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of shares of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. The holders of Common Stock do not have cumulative voting rights in the election of directors.

In the event of our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to any future holders of preferred stock having liquidation preferences, if any, the holders of Common Stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of Common Stock do not have preemptive, subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, powers, preferences and privileges of holders of the Common Stock are subject to those of the holders of any shares of preferred stock that the Board may authorize and issue in the future.

Preferred Stock

Under the terms of the Charter, our Board is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our Board has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Common Stock. No shares of preferred stock have been issued.

Dividends

Declaration and payment of any dividend is subject to the discretion of our Board. The time and amount of dividends is dependent upon, among other things, our business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations our Board may regard as relevant.

We currently intend to retain all available funds and any future earnings to fund the development and growth of our business, and therefore do not anticipate declaring or paying any cash dividends on Common Stock in the foreseeable future.

Anti-Takeover Provisions

The Charter and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids.

These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board, which may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board the power to discourage acquisitions that some stockholders may favor.

Authorized but Unissued Shares

The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of Nasdaq. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Classified Board of Directors

Our Charter provides that our Board is divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with each director serving a three-year term. As a result, approximately one-third of our Board will be elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our Board.

Stockholder Action; Special Meetings of Stockholders

Our Charter provides that, unless Jonathan Javitt and Daniel Javitt own at least a majority of the shares of the Common Stock, stockholders may not take action by written consent, but may only take action at annual or special meetings of stockholders. As a result, a holder controlling a majority of capital stock would not be able to amend the Bylaws or remove directors without holding a meeting of stockholders called in accordance with the Bylaws. Further, our Charter provides that only the chairperson of our Board, a majority of our Board, our Chief Executive Officer or our President may call special meetings of stockholders, thus prohibiting a stockholder from calling a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

In addition, our Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting or special meeting of stockholders. Generally, in order for any matter to be “properly brought” before a meeting, the matter must be (a) specified in a notice of meeting given by or at the direction of our Board, (b) if not specified in a notice of meeting, otherwise brought before the meeting by our Board or the chairperson of the meeting, or (c) otherwise properly brought before the meeting by a stockholder present in person who (i) was a stockholder both at the time of giving the notice and at the time of the meeting, (ii) is entitled to vote at the meeting, and (iii) has complied with the advance notice procedures specified in our Bylaws or properly made such proposal in accordance with Rule 14a-8 under the Exchange Act and the rules and regulations thereunder, which proposal has been included in the proxy statement for the annual meeting. Further, for business to be properly brought before an annual meeting by a stockholder, the stockholder must (a) provide Timely Notice in writing and in proper form to the secretary and (b) provide any updates or supplements to such notice at the times and in the forms required by our Bylaws. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive offices not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).

Stockholders at an annual meeting or special meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of the outstanding voting securities until the next stockholder meeting.

Amendment of Charter or Bylaws

Our Bylaws may be amended or repealed by a majority vote of our Board or by the holders of at least sixty-six and two-thirds percent (66 2∕3%) of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class. The affirmative vote of a majority of our Board and at least sixty-six and two-thirds percent (66 2∕3%) in voting power of the outstanding shares entitled to vote would be required to amend certain provisions of our Charter.

Limitations on Liability and Indemnification of Officers and Directors

Our Charter and Bylaws provide indemnification and advancement of expenses for our directors and officers to the fullest extent permitted by the DGCL, subject to certain limited exceptions. We have entered into indemnification agreements with each of our directors and officers. In some cases, the provisions of those indemnification agreements may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Charter and Bylaws include provisions that eliminate the personal liability of directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of our company. Pursuant to Section 262 of the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in its favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the our shares at the time of the transaction to which the action relates.

Forum Selection

Our Charter and Bylaws provide that unless we consent in writing to the selection of an alternative forum, the (a) Chancery Court of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action brought by a stockholder on our behalf, (ii) any action, suit or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers, stockholders to us or to our stockholders, (iii) any action, suit or proceeding asserting a claim arising pursuant to the DGCL, the Charter or the Bylaws, or (iv) any action, suit or proceeding asserting a claim governed by the internal affairs doctrine; and (b) subject to the foregoing, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Notwithstanding the foregoing, such forum selection provisions shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage such lawsuits against us and our directors, officers, and other employees. Alternatively, if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Additionally, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As noted above, the Charter and the Bylaws will provide that the federal district courts of the United States of America shall have jurisdiction over any action arising under the Securities Act. Accordingly, there is uncertainty as to whether a court would enforce such provision. Our stockholders will not be deemed to have waived our compliance with the federal securities laws and the rules and regulations thereunder.

Transfer Agent and Registrar

The transfer agent and registrar for the Common Stock is Continental Stock Transfer & Trust Company, One State Street Plaza, New York, New York 10004.

Trading Symbol and Market

Our Common Stock is listed on Nasdaq under the symbol “NRXP” and certain of our warrants are listed on Nasdaq under the symbol “NRXPW”.

PROPOSAL 4:

RATIFICATION OF SELECTION OF AUDITORS

Introduction

The Audit Committee has selected the independent registered public accounting firm Salberg & Company, P.A. (“Salberg”) to serve as our auditors for the year ending December 31, 2023. We do not expect representatives of Salberg to be present at the Annual Meeting.

Salberg & Company, P.A (“Salberg”) served as our independent auditor for the year ended December 31, 2023, and KPMG LLP served as our independent auditor for the year ended December 31, 2022. The Company incurred the following fees from Salberg and Company and from KPMG LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2023 and 2022:

	For the year ended December 31
	2023	2022
Audit fees, KPMG LLP(1)	$593,000	$775,000
Audit fees, Salberg and Company(1)	151,690	-
Audit-related fees(2)	-	-
Tax fees(3)	-	-
All other fees(4)	-	-
Total fees	$744,690	$775,000

(1)

Audit fees consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, the review of the interim consolidated financial statements included in quarterly reports, services rendered in connection with the May 2021 merger and follow-on public offering, and additional public offerings. The annual audit fee for 2024, including quarterly reports is projected at $250,000.

(2)	There were no audit-related fees billed in 2023 and 2022.
(3)	There were no tax-related fees billed in 2023 and 2022.
(4)	There were no other fees billed in 2023 and 2022.

Audit Committee Pre-Approval Policy and Procedures

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding auditor independence, our Audit Committee is responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee (or the chair if such approval is needed on a time urgent basis) pre-approves audit and permissible non-audit services provided by the independent registered public accounting firm. These services include audit services, audit-related services, tax services and other services.

Vote Required

The selection of our independent registered public accounting firm for the year ending December 31, 2024 will be ratified upon the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on this proposal. Abstentions will have no effect on the vote on such matter. However, brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. The ratification of the selection of Salberg as our auditors for the year ending December 31, 2024 by our stockholders is not required under the DGCL, but the results of this vote will be considered by the Audit Committee in selecting auditors for future years.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF SALBERG TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024. PROPERLY AUTHORIZED PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” THIS PROPOSAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

Report of the Audit Committee

The Audit Committee oversees our independent registered public accounting firm and assists our Board in fulfilling its oversight responsibilities on matters relating to the integrity of our financial statements, our compliance with legal and regulatory requirements and the independent registered public accounting firm’s qualifications and independence by meeting regularly with the independent registered public accounting firm and financial management personnel. Management is responsible for the preparation, presentation and integrity of our financial statements.

In fulfilling its oversight responsibilities, the audit committee:

●	reviewed and discussed our financial statements as of and for the fiscal year ended December 31, 2023 with management and Salberg;

●	discussed with Salberg the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

●	received the written disclosures and the letter from Salberg required by the applicable requirements of the PCAOB; and

●	discussed the independence of Salberg with that firm.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board, and our Board approved, that the audited financial statements and related notes thereto be included in our 2023 Annual Report for filing with the SEC.

Submitted by the Audit Committee of our Board:

Patrick J. Flynn
Chaim Hurvitz

Dennis McBride

Janet Rehnquist

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following includes a summary of transactions since January 1, 2023 to which we have been a party in which the amount involved exceeded or will exceed $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than transactions that are described under the “Executive Compensation” section of this Form 10-K/A. We also describe below certain other transactions with our directors, executive officers and stockholders.

February 2022 Private Placement Lock-Up Agreement

On February 2, 2022, we consummated a private placement (the “Private Placement”) pursuant to the terms and conditions of that certain Securities Purchase Agreement, dated as of January 30, 2022 (the “February 2022 Purchase Agreement”), with certain investors. In connection with the closing of the Private Placement, we entered into a lock-up agreement with Jonathan Javitt, M.D., M.P.H., and Daniel Javitt (collectively, the “Javitt Stockholders”), dated as of January 30, 2022 (the “Private Placement Lock-Up Agreement”), pursuant to which the Javitt Stockholders agreed not to transfer, directly or indirectly, any Common Stock owned by them for sixty (60) days following the Effective Date (as defined in the February 2022 Purchase Agreement) (the “Restriction Period”). Subject to certain conditions, the Javitt Stockholders may transfer shares of Common Stock provided that: (i) we receive a signed lock-up letter agreement for the balance of the Restriction Period from each transferee, prior to such transfer, (ii) the transfer does not involve a disposition for value, (iii) the transfer is not required to be reported with the SEC in accordance with the Exchange Act, as amended, and no report of such transfer is made voluntarily, and (iv) neither the Javitt Stockholders nor any transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfer, with respect to certain specified transfers under the Private Placement Lock-Up Agreement. The Restriction Period has now expired.

Procedures with Respect to Review and Approval of Related Person Transactions

Our Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests (or the perception of such conflicts of interest). We have adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held Common Stock that is listed on the Nasdaq. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If the legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our general counsel will be required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. The Audit Committee will be required to review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the our code of business conduct and ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee, subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then, upon such recognition, the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then-current related person transactions. No director will be permitted to participate in approval of a related person transaction for which he or she is a related person.

Support Services

We license patents owned by Glytech LLC, which is solely owned by Daniel C. Javitt, the brother of Jonathan Javitt, the Chairman and Chief Scientist of the Company. For the years ended December 31, 2023 and 2022, the Company paid Glytech LLC $291,088 and $250,000, respectively, for continuing research and development, technology support services and reimbursed expenses. These support services are ongoing. Glytech LLC’s support includes both non-clinical and clinical research in support of the expansion of our intellectual property portfolio.

In addition, we pay Zachary Javitt, the son Jonathan Javitt, on an hourly basis for services related to the Company’s marketing and brand development and development of the Company’s public communications strategies under the supervision of our Chief Executive Officer, who is responsible for assuring that the services are provided on financial terms that are at market. We paid Zachary Javitt a total of $191,677 and $133,445 during the years ended December 31, 2023 and 2022, respectively.

In 2022, the Company engaged Pilltracker, LLC to manage the procurement and deployment of nebulizer devices associated with a clinical trial of aviptadil for the treatment of COVID-19 because Pilltracker had an audited medical device quality system in place, whereas the Company has no medical device expertise or medical device (as opposed to pharmaceutical) quality infrastructure under ISO 13485. Zachary Javitt is PillTracker’s Chief Executive Officer and Jonathan Javitt, M.D., M.P.H. is the chairman of its board of directors. The Company paid approximately $0 and $170,340 to PillTracker for its services for the years ended December 31, 2023 and 2022, respectively. These funds were primarily used for the purchase and deployment of hospital-based nebulizer devices from third parties at the Company’s request and all purchases were reviewed by the Company’s Chief Financial Officer.

Controlled Company Status

From the consummation of the business combination that formed the Company in March 2021 and through October 2021, the Company qualified as a “controlled company” pursuant to the listing rules of The Nasdaq Stock Market (“Nasdaq”). In accordance with such rules, a company that has ceased to be a “controlled company” within the meaning of the Nasdaq listing rules shall be permitted to phase-in the requirement to have a majority independent board and independent nominations and Compensation Committees on the same schedule as companies listing with their initial public offering. Accordingly, the Company was required to be fully compliant with the requirement to have a majority independent board, Compensation Committee and nominations committee by October 2022.

STOCKHOLDER PROPOSALS

Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2025 annual meeting of stockholders must be received by us not less than 120 days prior to the one-year anniversary of the date of this Proxy Statement for inclusion in next year’s proxy statement and proxy card. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy. Any such proposal should be mailed to: NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, DE 19801, Attention: Secretary.

Stockholder proposals to be presented at our Annual Meeting, other than stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in our proxy statement and form of proxy for our 2024 annual meeting of stockholders, must be presented and received in accordance with the provisions of our Bylaws. Our Bylaws state that the stockholder must provide timely written notice of any nomination or proposal and supporting documentation. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, our principal executive office not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if no annual meeting was held in the preceding year, a stockholder’s notice must be delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by us; provided, further, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, a stockholder’s notice must be so delivered, or mailed and received, not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by us.

The stockholder must update and supplement its notice to us of his or her intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is 10 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement should be mailed at least 5 days after the record date and no later than 8 business days prior to the date of the meeting to: NRx Pharmaceuticals, Inc., 1201 Market Street, Suite 111, Wilmington, DE 19801, Attention: Secretary.

For the 2025 Annual Meeting, we will be required pursuant to Rule 14a-19 under the Exchange Act to include on our proxy card all nominees for director for whom we have received notice under the rule, which must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our Bylaws described above.

EXPENSES AND SOLICITATION

The cost of solicitation of proxies will be borne by us, and in addition to soliciting stockholders by mail through our regular employees, we may request banks, brokers, and other custodians, nominees and fiduciaries to solicit their customers who have stock of our company registered in the names of a nominee and, if so, we will reimburse such banks, brokers, and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone, e-mail, or other form of electronic communication following the original solicitation. We have engaged Continental to host the virtual meeting and to manage the production and distribution of this Proxy Statement. We expect to pay Continental approximately $20,000 for their services.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules concerning the delivery of annual disclosure documents allow us or stockholders’ brokers to send a single notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or stockholders’ brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by stockholders in the same household and helps to reduce our expenses. This rule applies to our notices, annual reports, proxy statements and information statements.

As such, owners of Common Stock in street name may receive a notice from their broker or bank stating that only one annual report or proxy statement will be delivered to multiple security holders sharing an address. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, the Company will promptly deliver a separate copy to any stockholder upon written or oral request to our investor relations department at NRx Pharmaceuticals, Inc., 1201 North Market Street, Suite 111, Wilmington, DE 19801 or by telephone at (484) 254-6134.

OTHER MATTERS

At the date of this Proxy Statement, we know of no other matters, other than those described above, that will be presented for consideration at the Annual Meeting. If any other business should come before the Annual Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in our interest and the stockholders.

The Board invites you to attend the Annual Meeting virtually. Whether or not you expect to attend the Annual Meeting virtually, please submit your vote by Internet, telephone or e-mail as promptly as possible so that your shares will be represented at the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING VIRTUALLY, PLEASE READ THIS PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE. VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

190820 NRX Pharmaceuticals Proxy Card Rev7 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. 2024

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

NRX PHARMACEUTICALS, INC.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on October 7, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend;
https://www.cstproxy.com/nrxpharma/2024.

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your share

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

PROXY

Please mark your votes like this **X**

1. Election of Class III Directors

Nominees:
1) Patrick J. Flynn
2) Jonathan Javitt, M.D.

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s}of the nominee(s) on the line below.

____

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. Authorize our Board of Directors to, in the event that the closing price per share of the Company's Common Stock is less than $1.00 for 20 trading days over a consecutive period of 30 trading days, and without further action of the shareholders, approve an amendment to the Company's the Charter to implement a reverse stock split of our issued and outstanding shares of Common Stock at a specific ratio, ranging from one-for-two to one-for-five, at the discretion of the board, within one year from October 8, 2024.

FOR	AGAINST	ABSTAIN
☐	☐	☐

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

The Board of Directors recommends a vote "FOR" Proposals 1, 2, 3 and 4. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no directions are indicated, these Proxies will have authority to vote "FOR" Proposals 1, 2, 3 and 4.

Please indicate if you plan to attend this Meeting

YES	NO
☐	☐

THIS PROXY BALLOT IS VALID ONLY WHEN SIGNED AND DATED

CONTROL NUMBER

Signature______________________________ **Signature if held jointly**______________________________ **Date**____________**, 2024.**

Sign exactly as name appears hereon. For joint accounts, all co-owners should sign. Executors, administrators, custodians, trustees, etc. should so indicate when signing.

190820 NRX Pharmaceuticals Proxy Card Rev7 Back

2024

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

To view the Proxy Statement and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/nrxpharma/2024

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

PROXY

NRX PHARMACEUTICALS, INC.

The undersigned hereby appoints Jonathan Javitt, proxy for the undersigned, with full power of substitution, to vote all shares of common stock, $0.001 par value per share ("Shares") of NRX PHARMACEUTICALS, INC. (the "Company") which the undersigned would be entitled to vote at the ANNUAL MEETING OF STOCKHOLDERS OF THE COMPANY (THE "MEETING") TO BE HELD VIRTUALLY on October 8, 2024, at 11:00 a.m., Eastern Time and directs that the Shares represented by this Proxy shall be voted as indicated below:

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)